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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARTHROCARE CORPORATION
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ARTHROCARE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2010

TO THE STOCKHOLDERS:

        Notice is hereby given that the 2010 Annual Meeting of Stockholders of ArthroCare Corporation, a Delaware corporation (the "Company"), is to be held on Wednesday, May 12, 2010 at 2:00 p.m., local time, at Barton Creek Country Club, 8212 Barton Club Drive, Austin, TX 78735, for the following purposes

  (1)
  To elect eight directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.

  (2)
  To approve the amendment of the Company's Amended and Restated 2003 Incentive Stock Plan to, among other modifications, increase the number of shares of common stock reserved for issuance thereunder by 2,200,000 shares.

  (3)
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2010 fiscal year.

  (4)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        These matters are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on Tuesday, March 16, 2010 are entitled to vote at the Annual Meeting.

        All stockholders are cordially invited to attend our Annual Meeting in person. However, to assure your representation at our Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending our Annual Meeting may vote in person even if such stockholder has returned a proxy.

                      By Order of The Board of Directors

                      David Fitzgerald
                       President and Chief Executive Officer

Austin, Texas
March 23, 2010

IMPORTANT NOTICE

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, AND DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

THIS PROXY STATEMENT AND THE 2009 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE FOR VIEWING, PRINTING AND DOWNLOADING AT http://www.arthrocare.com

ARTHROCARE CORPORATION

PROXY STATEMENT

 2010 ANNUAL MEETING OF STOCKHOLDERS

        The enclosed proxy is solicited on behalf of ArthroCare Corporation, a Delaware corporation (the "Company"), for use at the 2010 Annual Meeting of Stockholders (the "Annual Meeting"), which is to be held Wednesday, May 12, 2010 at 2:00 p.m., local time for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Barton Creek Country Club, 8212 Barton Club Drive, Austin, TX 78735. The Company's principal executive offices are located at 7500 Rialto Blvd., Building Two, Suite 100, Austin, Texas 78735. The Company's telephone number is (512) 391-3900.

        A notice with instructions for accessing the proxy materials and voting via the internet will be mailed to all stockholders entitled to vote at the Annual Meeting on or about March 29, 2010.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 12, 2010:

        This Proxy Statement and the 2009 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and on page two of this Proxy Statement. In addition, each proposal is described in more detail in the sections entitled "Proposal No. 1," "Proposal No. 2," and "Proposal No. 3" to this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING RECORD DATE AND VOTING SECURITIES

        Stockholders of record at the close of business on Tuesday, March 16, 2010 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one series of common shares outstanding, designated common stock. As of the Record Date, there were 26,944,639 shares of the Company's common stock, $0.001 par value, issued and outstanding and held of record by 213 stockholders.

VOTING, QUORUM, ABSTENTIONS, AND BROKER NON-VOTES

        Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors (Proposal No. 1). A plurality of the Votes Cast (see definition below) at the Annual Meeting is required for the election of directors (Proposal No. 1). For all other proposals, the affirmative vote of the majority of the Votes Cast at the Annual Meeting is required for approval.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or represented by proxy. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with regard to a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the holders of common stock, present in person or represented by proxy, at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter. If a quorum is not present or represented, then either the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

        Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

        Broker non-votes, however, shall be treated differently. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to each of the proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to such proposals.

        Therefore, for purposes of the election of directors (Proposal No. 1), neither abstentions nor broker non-votes will have any effect on the outcome of the vote. For all other proposals, abstentions will have the same practical effect as votes against these proposals, and broker non-votes will not have any effect on the outcome of the vote.

        PROXIES IN THE ACCOMPANYING FORM THAT ARE PROPERLY EXECUTED AND RETURNED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY. ANY PROPERLY EXECUTED PROXY ON WHICH THERE ARE NO INSTRUCTIONS INDICATED ABOUT A SPECIFIED PROPOSAL WILL BE VOTED AS FOLLOWS:

  (I)
  FOR THE ELECTION OF THE EIGHT PERSONS NAMED IN THIS PROXY STATEMENT AS THE BOARD OF DIRECTORS' NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

  (II)
  TO APPROVE THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN TO, AMONG OTHER MODIFICATIONS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 2,200,000 SHARES.

  (III)
  TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2010 FISCAL YEAR.

NO BUSINESS OTHER THAN THAT SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS IS EXPECTED TO COME BEFORE THE ANNUAL MEETING. SHOULD ANY OTHER MATTER REQUIRING A VOTE OF STOCKHOLDERS PROPERLY ARISE, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES

THEY REPRESENT AS THE BOARD OF DIRECTORS MAY RECOMMEND. THE PERSONS NAMED IN THE PROXY MAY ALSO, AT THEIR DISCRETION, VOTE THE PROXY TO ADJOURN THE ANNUAL MEETING.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SOLICITATION OF PROXIES

        The cost of soliciting proxies will be borne by the Company. The Company may retain Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to solicit proxies in connection with the Annual Meeting at an estimated cost of $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram. The Company has excluded fees for attorneys, accountants, public relations or financial advisors, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation by the amount normally expended for a solicitation for an election of directors in the absence of a contest, a proposed increase to the number of shares of common stock reserved for issuance under an incentive benefit plan and ratification of a company's independent registered public accounting firm, and costs represented by salaries and wages of regular employees and officers.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholders who intend to present a proposal for inclusion in the Company's proxy materials for the 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 must submit the proposal to the Company no later than November 23, 2010. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Under our current bylaws, the proposal of business to be considered by the stockholders at the 2011 Annual Meeting of Stockholders, but not included in the Company's proxy statement, may be made by a stockholder of record at the time of giving notice and at the time of the 2011 Annual Meeting of Stockholders who delivers notice along with the additional information and materials required by our current bylaws to the principal executive office of the Company no later than February 11, 2011. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Stockholders wishing to nominate director candidates should read the section entitled "Board Meetings and Committees—Nominating and Corporate Governance Committee."

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one (1) Notice of Internet Availability of Proxy Materials and our Annual Report may have been sent to multiple stockholders residing in a single household. We will promptly deliver a separate copy of either document to any stockholder who contacts our Company's Investor Relations Department at (512) 391-3900 or by mail addressed to Investor Relations, ArthroCare Corporation, 7500 Rialto Blvd., Building Two, Suite 100, Austin, Texas 78735, requesting such copies. If stockholders are receiving multiple copies of our Notice of Internet Availability of Proxy Materials and Annual Report at such stockholders' household and would instead like to receive only a single copy of our Notice of Internet Availability of Proxy Materials and Annual Report at such stockholders' household in the future, stockholders should contact their broker, other nominee record holder, or our Investor Relations Department at the telephone number or address provided above to request mailing of a single copy of the Notice of Internet Availability of Proxy Materials and Annual Report.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's common stock as of March 2, 2010 by:

  •
  each of the Company's directors,

  •
  each Executive Officer,

  •
  all directors and executive officers of the Company as a group, and

  •
  each person known by the Company to beneficially own more than 5 percent of the Company's common stock (based on information supplied in Schedules 13D and 13G filed with the Securities and Exchange Commission, with the exception of OEP AC Holdings, LLC).

Security Ownership of Beneficial Owners of More Than Five Percent of Our Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Common Stock	OEP AC Holdings, LLC, c/o One Equity Partners LLC, 320 Park Avenue, 18th Floor, New York, New York 10022(8)	5,805,921	17.7%
Common Stock	FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109(4)	4,012,281	13.0%
Common Stock	Morgan Stanley, 1585 Broadway, New York, New York 10036 FrontPoint Partners LLC, Two Greenwich Plaza, Greenwich, Connecticut 06830(6)	1,648,523	5.8%
Common Stock	T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202(7)	1,469,492	5.2%
Common Stock	Steven A. Cohen, 72 Cummings Point Road, Stamford, Connecticut 06902(5)	1,465,710	5.2%

 Security Ownership of Our Management and Directors:(9)

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Board of Directors
Common Stock	Barbara D. Boyan(10)	76,827	*
Common Stock	James G. Foster(11)	101,891	*
Common Stock	Terrence E. Geremski(12)	26,229	*
Common Stock	Tord B. Lendau(13)	116,827	*
Common Stock	Peter L. Wilson(14)	125,344	*
Common Stock	Gregory A. Belinfanti, One Equity Partners LLC, 320 Park Avenue, 18th Floor, New York, New York 10022(15)	5,805,921	17.7%
Common Stock	Christian P. Ahrens, One Equity Partners LLC, 320 Park Avenue, 18th Floor, New York, New York 10022(16)	5,805,921	17.7%
Executive Management
Common Stock	Richard A. Christensen(17)	160,369	*
Common Stock	Sten I. Dahlborg(18)	70,171	*
Common Stock	David Fitzgerald(19)	158,349	*
Common Stock	Richard W. Rew(20)	51,685	*
Common Stock	James L. Pacek(21)	35,183	*
Common Stock	Todd Newton(22)	36,390	*
Common Stock	Brian T. Simmons(23)	23,687	*
Common Stock	All directors and executive officers as a group	6,765,186	20.0%
Total shares outstanding at March 2, 2010:		26,923,693

*
Represents less than 1% of the Company's outstanding common stock.

(1)
The address for all executive officers and directors, except for Gregory Belinfanti and Christian Ahrens, is c/o ArthroCare Corporation, 7500 Rialto Blvd., Building Two, Suite 100, Austin, Texas 78735.

(2)
Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)
The applicable percentage ownership for Board members and executive officers is based on 26,923,693 shares of common stock outstanding as of March 2, 2010 together with applicable options for such stockholder. The applicable percentage ownership for the beneficial owners listed in the table is based on the number of outstanding shares as of March 2, 2010, as indicated in the relevant 13G filings described in footnotes 4 through 8 below. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to the options or other convertible securities currently exercisable, or exercisable within 60 days of March 2, 2010, are deemed outstanding for computing the percentage ownership of the person holding such options or other convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)
As reported in a Schedule 13G filed on February 16, 2010 by FMR LLC, or FMR, FMR had the sole power to vote or direct the vote of 0 shares and the sole power to dispose or to direct the disposition of 4,012,281 shares.

(5)
As reported in a Schedule 13G filed on February 16, 2010 by CR Intrinsic Investors, LLC, SAC Capital Advisors, Inc., Sigma Capital Management, LLC and Steven A. Cohen. Steven A. Cohen had the shared power to vote or direct the vote of 1,465,710 shares and the shared power to dispose or to direct the disposition of 1,465,710 shares.

(6)
As reported in a Schedule 13G jointly filed on February 12, 2010 by Morgan Stanley and FrontPoint Partners LLC, FrontPoint Partners LLC is a wholly-owned subsidiary of Morgan Stanley and the securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by FrontPoint Partners LLC, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), as amended. Morgan Stanley has the sole power to vote or direct the vote of 1,648,523 shares and the sole power to dispose or to direct the disposition of 1,648,523 shares. FrontPoint Partners LLC has the sole power to vote or direct the vote of 1,614,328 shares and the sole power to dispose or to direct the disposition of 1,614,328 shares.

(7)
As reported in a Schedule 13G filed on February 11, 2010 by T. Rowe Price Associates, Inc., had the sole power to vote or direct the vote of 374,100 shares and the sole power to dispose or to direct the disposition of 1,469,492 shares.

(8)
OEP AC Holdings, LLC is the direct owner of 75,000 shares of Series A 3.00% Convertible Preferred Stock, which after giving effect to the make-whole adjustment described in the Certificate of Designations of Series A 3.00% Convertible Preferred Stock, are convertible into 5,805,921 shares of common stock. The Series A 3.00% Convertible Preferred Stock is convertible at any time, at the holder's election subject to the terms and conditions of the Securities Purchase Agreement between us and OEP AC Holdings, LLC, dated August 14, 2009 (including without limitation the holder's agreement not to convert any of its Series A 3.00% Convertible Preferred Stock until the earlier of September 1, 2010 and the occurrence of a Reorganization Event (as such term is defined in the Certificate of Designations)), and the Certificate of Designations (including without limitation the Conversion Cap (as such term is defined in the Certificate of Designations)) governing the Series A 3.00% Convertible Preferred Stock.

(9)
The disclosure provided was taken from information submitted by the director or officer and company records.

(10)
Includes 76,727 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, and 100 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010.

(11)
Includes 101,791 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, and 100 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010.

(12)
Includes 26,229 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010.

(13)
Includes 116,727 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, and 100 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010.

(14)
Includes 116,918 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, 100 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010, and 8,326 shares held in bearer form as of March 2, 2010.

(15)
Includes 75,000 shares of Series A 3.00% Convertible Preferred Stock held directly by OEP AC Holdings, LLC ("OEP"), which are convertible into 5,805,921 shares of common stock. The managing member of OEP is One Equity Partners III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP General Partner III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP Holding Corporation, a Delaware corporation ("OEP Holding"), of which the sole stockholder is Bank One Investment Corporation, a Delaware corporation, of which the sole stockholder is JP Morgan Capital Corporation, a Delaware corporation, of which the sole stockholder is Banc One Financial LLC, a Delaware limited liability company, of which the sole member is JPMorgan Chase & Co., a Delaware corporation. Mr. Belinfanti is an officer of OEP Holding. Mr. Belinfanti disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(16)
Includes 75,000 shares of Series A 3.00% Convertible Preferred Stock held directly by OEP, which are convertible into 5,805,921 shares of common stock. The managing member of OEP is One Equity Partners III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP General Partner III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP Holding, of which the sole stockholder is Bank One Investment Corporation, a Delaware corporation, of which the sole stockholder is JP Morgan Capital Corporation, a Delaware corporation, of which the sole stockholder is Banc One Financial LLC, a Delaware limited liability company, of which the sole member is JPMorgan Chase & Co., a Delaware corporation. Mr. Ahrens is an officer of OEP Holding. Mr. Ahrens disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(17)
Includes 150,758 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, 2,810 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010, 6,244 shares of common stock held in bearer form as of March 2, 2010, and 557 shares held in 401K plan as of March 2, 2010.

(18)
Includes 70,079 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, and 92 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010.

(19)
Includes 152,976 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, 100 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010, and 5,273 shares held in bearer form as of March 2, 2010.

(20)
Includes 45,403 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, 1,264 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010, 4,390 shares held in bearer form as of March 2, 2010, and 628 shares held in 401K plan as of March 2, 2010.

(21)
Includes 24,999 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, 587 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010, 9,018 shares held in bearer form as of March 2, 2010, and 579 shares held in 401K plan as of March 2, 2010.

(22)
Includes 33,280 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, 3,000 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010, and 110 shares in 401K plan as of March 2, 2010.

(23)
Includes 19,371 shares of common stock issuable upon options that are exercisable within 60 days of March 2, 2010, 919 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 2, 2010, 2,926 shares held in bearer form as of March 2, 2010, and 471 shares in 401K plan as of March 2, 2010.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

NOMINEES

        The Company's Board of Directors currently consists of eight members, and a Board of eight directors will be elected at the Annual Meeting. The Company's bylaws provide that there will be eight nominees for the eight Board seats at the time of the Annual Meeting and no vacancies on the Board of Directors following the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them at the Annual Meeting for the eight current directors of the Company named as nominees below. The proxies cannot be voted for a greater number of persons than the number of nominees nominated. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holder will vote all proxies received by him to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected.

VOTE REQUIRED

        The eight nominees receiving the highest number of affirmative votes of the Votes Cast shall be elected as directors of the Company for the ensuing year.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES NAMED IN THIS PROPOSAL NO. 1.

DIRECTOR NOMINEES

        Set forth below is information regarding each nominee for election to our Board of Directors, including his or her age as of March 2, 2010, his or her positions and offices held with the Company and certain biographical information:

Name of Nominee(1)	Age	Position and Offices Held in the Company	Director Since
David Fitzgerald	76	Director, President and CEO	April 2003
Christian P. Ahrens(2)	33	Director	September 2009
Gregory A. Belinfanti(3)	34	Director	September 2009
Barbara D. Boyan, Ph.D.(2)(3)	61	Director	March 2004
James G. Foster(2)(4)	63	Director	August 2002
Terrence E. Geremski(4)	62	Director	December 2006
Tord B. Lendau(4)	52	Director	June 2001
Peter L. Wilson(2)(3)	65	Director	June 2001

(1)
There are no family relationships among any directors or executive officers of the Company.

(2)
Member of Compensation Committee

(3)
Member of Nominating and Corporate Governance Committee

(4)
Member of Audit Committee

        David Fitzgerald became a director of the Company in April 2003 and President and Chief Executive Officer in February 2009. Mr. Fitzgerald spent twenty-five years in management positions at Pfizer, Inc., serving as President and Chief Executive Officer of its Howmedica division during his last fifteen years with the company, prior to retiring in 1996. Since his retirement, Mr. Fitzgerald has served as a Director for public companies such as: LifeCell Corporation, a regenerative medicine company, from 2001 to 2008 and Chairman of Orthovita, Inc., an orthobiologics and biosurgery company, from 2002 to 2009. He holds a B.S. from American International College and a M.B.A. from New York University. The Board selected Mr. Fitzgerald to serve as a director due to his extensive years of executive experience in leading and directing global, technology-dependent medical device companies. Following the recommendation of the Nominating and Corporate Governance Committee, the Board, with Mr. Fitzgerald abstaining, approved the waiver for Mr. Fitzgerald of the Company's policy that all directors resign after reaching 75 years of age.

        Christian P. Ahrens became a director of the Company in September 2009. He is currently a Managing Director of OEP, an international private equity firm. Prior to joining OEP in 2001, Mr. Ahrens worked at Goldman Sachs. Mr. Ahrens currently serves on the board of directors of certain private portfolio companies of OEP. Mr. Ahrens received his A.B. from Princeton University. OEP is entitled to nominate as part of the slate of nominees recommended by the Board of Directors (and the Company will use its reasonable best efforts to have such nominees elected as members of the Board of Directors) two individuals to serve on the Board of Directors until August 14, 2010 and thereafter until the date on which OEP ceases to own at least 15% of the Company's voting securities. OEP has nominated Mr. Ahrens and the Board is nominating Mr. Ahrens to serve as a director due to his extensive capital markets experience.

        Gregory A. Belinfanti became a director of the Company in September 2009. Mr. Belinfanti is currently a Managing Director of OEP. Prior to joining OEP in 2006, Mr. Belinfanti served as a Vice President in the Investment Banking division of Lehman Brothers, specializing in Global Healthcare. He currently serves on the board of directors of certain private portfolio companies of OEP. Mr. Belinfanti received his B.A. from New York University and his J.D. from Harvard Law School.

OEP has nominated Mr. Belinfanti and the Board is nominating Mr. Belinfanti to serve as a director due to his extensive capital markets experience.

        Barbara D. Boyan, Ph.D. became a director of the Company in March 2004. From 2002, Dr. Boyan has been a Professor in the Wallace H. Coulter Department of Biomedical Engineering at Georgia Tech and Emory University, Georgia Institute of Technology in Atlanta, Georgia. During the same time frame, Dr. Boyan has also held the Price Gilbert, Jr. Chair in Tissue Engineering at the Georgia Institute of Technology. Dr. Boyan was Deputy Director for Research, Georgia Tech/Emory Center for Engineering of Living Tissues, Georgia Institute of Technology, until 2008, when she assumed the position of Associate Dean for Research in Georgia Tech's College of Engineering. From 1981 to 2002, Dr. Boyan was Professor and Vice Chair for Research, Department of Orthopedics at the University of Texas Health Science Center at San Antonio, San Antonio, Texas, where she also served as Director, Industry University Cooperative Research Center and Director, Center for the Enhancement of the Biology/Biomaterials Interface. Dr. Boyan is a founder of Osteobiologics, Inc., an orthopedic device company that was acquired by Smith & Nephew. She also served on the board of directors of IsoTis, Inc. and presently serves on the board of Carticept Medical, Inc. Most recently, she founded SpherIngenics, Inc., a stem cell delivery company, and serves as its Chief Scientific Officer. Dr. Boyan is a consultant to several companies, including: Exactech, Inc.; Musculoskeletal Transplant Foundation; Spineology, Inc.; Henry Schein, Inc.; Ace Medical, Inc; and Institut Straumann AG. These companies focus on a variety of biomedical technologies, including, among other things, bone graft substitutes, cartilage repair and electromagnetic fields, and dental and orthopedic implant materials. Dr. Boyan has also served on the board of directors of various charitable and non-profit organizations, and educational institutions, including the International Conferences on the Chemistry and Biology of Mineralized Tissue, the International Conferences on the Growth Plate, the Orthopaedic Research Society, the American Association for Dental Research and the Dentistry Division of the American Association for the Advancement of Science. Dr. Boyan is also a member of the following committees of the American Academy of Orthopedic Surgeons: Orthopedic Device Forum and Biologic Implants. Dr. Boyan holds a B.A., M.A. and Ph.D. in biology from Rice University. The Board is nominating Dr. Boyan to serve as a director due to her extensive experience with medical device research, development and technology.

        James G. Foster became a director of the Company in August 2002. From December 1994 until he retired in June 2001, Mr. Foster was Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, Inc. From February 1984 to December 1994, Mr. Foster held various positions at Medtronic, including Vice President of Cardiac Surgery Sales & Strategic Planning in 1994, Vice President and General Manager of Medtronic Neurological Implantables from 1992 to 1994, Vice President and General Manager of Medtronic Interventional Vascular from 1990 to 1992 and Vice President and General Manager of Medtronic Blood Systems from 1983 to 1989. Mr. Foster was a director of LifeCell Corporation from March 1995 until it was acquired by KCI in June 2008. Mr. Foster also serves on the board of Life Coaches. He holds a master's degree in management from the Sloan School at MIT and a B.S. from St. Joseph's University in Philadelphia. The Board is nominating Mr. Foster to serve as a director due to his extensive experience in medical technology sales and marketing, as well as business leadership experience.

        Terrence E. Geremski became a director of the Company in December 2006. From 2001 to 2006, Mr. Geremski was Senior Vice President Finance and Chief Financial Officer of Carpenter Technology Corporation, an international manufacturer and distributor of specialty metals and engineered products. From 1992 to 2000, Mr. Geremski served as Executive Vice President and Chief Financial Officer as well as a Board member of Guilford Mills, Inc., a North Carolina-based international textile company. He also served as Vice President and Controller and various other management positions for Varity Corporation from 1979-1991. Mr. Geremski has also been an auditor and tax manager with Price Waterhouse in Chicago, IL and Toledo, OH. The Board is nominating Mr. Geremski to serve as a director due to his extensive finance, capital markets, public company reporting, and board of directors experience.

        Tord B. Lendau became a director of the Company in June 2001. Mr. Lendau is the General Manager of Sandvik MedTech AB, a contract manufacturer in medical devices. From 2007 Mr. Lendau has served on the board of Vitrolife AB, a Swedish public fertility company. From 1997 Mr. Lendau served as a board member and from 2003 as chairman of the board to 2007 of Diamyd Medical AB, a Swedish public pharmaceutical company. From 2002 to 2006, Mr. Lendau was the Chief Executive Officer of Artimplant AB, a Swedish public biomaterials company. From 1998 to 2002, Mr. Lendau was President of Noster Systems AB, a medical device company developing a system to detect the bacteria that causes stomach ulcers. From 1997 to 1998, he acted as President of ArthroCare Europe AB, overseeing the start-up of its international operations. Mr. Lendau was Vice President and General Manager of Medtronic/Synectics from 1996 to 1997 after the acquisition of Synectics Medical AB by Medtronic, Inc. Prior to this acquisition, from 1991 to 1996, Mr. Lendau was the CEO of Synectics Medical AB, a Swedish public company. Mr. Lendau studied in M.Sc. at Linköping University and has a B.S. degree in Electronics. The Board is nominating Mr. Lendau to serve as a director due to his extensive medical device industry management and directorship experience, as well as business acquisition experience.

        Peter L. Wilson became a director of the Company in June 2001. Mr. Wilson currently serves on the board of directors of Conceptus, Inc., a marketer of the Essure permanent birth control device. Mr. Wilson was President and Chief Executive Officer of Patient Education Systems from 1995 to 1998. Between 1992 and 1994, Mr. Wilson was an independent consultant in healthcare business development and marketing. From 1972 to 1992, Mr. Wilson worked for Procter & Gamble/Richardson Vicks, where he held various positions, including President of Richardson Vicks, Vice President/General Manager of Procter & Gamble Vicks Healthcare, President/General Manager of the Vidal Sassoon Division and President/General Manager of the Personal Care Division. Mr. Wilson holds an M.B.A. in marketing from Columbia University and a B.A. from Princeton University. The Board is nominating Mr. Wilson to serve as a director due to extensive directorship and marketing experience.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held twenty nine meetings during the year ended December 31, 2009 (the "Last Fiscal year"). The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. From time to time, the Board of Directors has created other ad hoc committees for special purposes. The Board of Directors has no such ad hoc committees at this time. The Board of Directors has determined that Messrs. Ahrens, Belinfanti, Foster, Lendau, Wilson, Geremski, and Dr. Boyan, which individuals constitute a majority of the Board of Directors, are independent under the NASDAQ listing standards.

        Board Leadership Structure.    The Board of Directors has a lead director. The Company has separated the position of Chief Executive Officer and Lead Director. Currently the Lead Director is Mr. Wilson. The role of the lead director is to lead board meetings and ensure that the board is achieving its objectives. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each Committee has a different Chairperson, and all members of the Committees serve on the Board of Directors. The Company believes this leadership structure is the best for the Company because it spreads duties evenly among board members so that power and influence is shared throughout the board.

        Board's Role in Oversight of Risk.    The Board of Directors does not have a separate risk oversight body but rather manages risk directly. The Board of Directors mitigates risks through discussing with management the appropriate level of risk for the Company and evaluating the risk information received from management. The Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the audit committee charter. The Company's Internal Audit, Compliance Department, Compliance Committee, Risk Manager, and outside advisors also participate in supervising the day-to-day risk management responsibilities of the Company. The Company's senior internal audit officer and its senior compliance officer regularly report directly to the Audit Committee. See the end of the Compensation Discussion and Analysis section for an analysis of why our compensation programs are not reasonably likely to have a material adverse effect on the Company.

        Audit Committee.    From January 1 through February 17 of 2009, the Company's Audit Committee consisted of Messrs. Fitzgerald, Lendau and Geremski. From February 18 through September of the Last Fiscal year, the Audit Committee consisted of Messrs. Lendau, Wilson and Geremski. From September through December of the Last Fiscal year, the Audit Committee consisted of Messrs. Foster, Lendau and Geremski. Mr. Geremski served as the committee chair for the entirety of the Last Fiscal year. The Audit Committee is responsible for, among other duties, reviewing the Company's internal audit and accounting processes, reviewing the results and scope of services provided by the Company's independent registered public accounting firm and reviewing and discussing audited financial statements, management's assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and other related matters with the management of the Company. During the Last Fiscal year, the Audit Committee held thirty six meetings. The Audit Committee also met with the Company's independent registered public accounting firm to discuss the restatement of the Company's Fiscal 2007 financial statements and the audit for the Last Fiscal year.

        Our Board of Directors has determined that each of the members who served on the Audit Committee during their respective terms during the Last Fiscal year were independent under the Securities and Exchange Commission's ("SEC") rules and under NASDAQ Marketplace Rule 5605. Messrs. Foster, Geremski and Lendau are the current members of the Audit Committee and our Board of Directors has determined that they are independent under the SEC rules and NASDAQ Marketplace Rule 5605. Furthermore, the Board has determined that Mr.Geremski is an "audit committee financial expert" under SEC definitions and has accounting or related financial expertise under NASDAQ listing standards. No current member of the Audit Committee serves on more than three audit committees of publicly-held companies.

        The Board has adopted an Audit Committee Charter. Our Audit Committee Charter is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Audit Committee Charter on our website.

        Compensation Committee.    From January through September of the Last Fiscal year, the Compensation Committee consisted of Messrs. Foster and Wilson and Dr. Boyan. From September through December of the Last Fiscal year, the Compensation committee consisted of Messrs. Ahrens, Foster and Wilson and Dr. Boyan. The purpose of the Compensation Committee is to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and employees of the Company. The Committee's policy is to ensure that senior management will be accountable to the Board of Directors through the effective application of compensation policies applicable to the Company's executive officers, including performance goals and stock and incentive compensation. In addition, the Committee strives to attract and retain key management talent, to support the achievement of the Company's business strategies through the establishment of appropriate compensation components, to ensure the integrity of the Company's compensation and benefit practices and to safeguard the interests of the Company's stockholders. The Committee is responsible for, among other duties, reviewing and approving the compensation arrangements for the Company's senior management and any compensation plans in which the executive officers and directors are eligible to participate and acting as administrator of the Company's stock option plans, Employee Stock Purchase Plan and such other equity participation plans as may be adopted by the Board of Directors. The Committee's role includes coordination and cooperation with other Board committees, management, external auditors, counsel and other committee advisors. During the Last Fiscal year, the Compensation Committee held fourteen meetings. Our Board of Directors has determined that the four members who served on the Compensation Committee during the Last Fiscal year are independent under SEC rules and NASDAQ listing standards.

        The Company has adopted a Compensation Committee Charter, a copy of which is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Compensation Committee Charter on our website.

        Nominating and Corporate Governance Committee.    From January through September of the Last Fiscal Year, the Nominating and Corporate Governance Committee consisted of Messrs. Foster and Wilson, and Dr. Boyan, who served as the committee chair. From September through December of the Last Fiscal year, the Nominating and Corporate Governance Committee consisted of Dr. Boyan and Messrs Belinfanti and Wilson, who served as the committee chair. The Nominating and Corporate Governance Committee is responsible for, among other duties, identifying appropriate candidates for nomination to membership on the Board of Directors. The Nominating and Corporate Governance Committee held four meetings during the Last Fiscal year. The Nominating and Corporate Governance Committee is also responsible for reviewing director nominees recommended by stockholders of the Company. The procedures for making such a recommendation are described in the Company's bylaws and below in the section entitled "Process for Identification and Recommendation of Director Candidates." Our Board of Directors has determined that the four members who served on the Nominating and Corporate Governance Committee during the Last Fiscal year are independent under SEC rules and NASDAQ listing standards.

        Process for Identification and Recommendation of Director Candidates.    Members of our Nominating and Corporate Governance Committee and our security holders may recommend or suggest director candidates. You should refer any director candidates for consideration to our Nominating and Corporate Governance Committee, which may then recommend the director candidate to our Board of Directors for its consideration, if deemed appropriate.

        If you wish to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, you must make such recommendation by following the procedures described below in "Communications with Our Board of Directors" and in the section entitled "Deadline for Receipt of Stockholder Proposals." Each security holder recommendation must include at a minimum the following: (i) the director candidate's name; (ii) the director candidate's biographical information and qualifications; (iii) whether the director candidate is a member of any recommending security holder's immediate family; (iv) whether a director candidate, or any member of the director candidate's immediate family, has been an employee of any recommending security holder; (v) whether the director candidate, or any member of the director candidate's immediate family, has accepted any consulting, advisory or other compensatory fees from any recommending security holder or any affiliate thereof; (vi) whether the director candidate is an executive officer or director (or person fulfilling similar functions) of any recommending security holder or any affiliate thereof; (vii) whether the director candidate controls any recommending security holder; and (viii) the director candidate's acknowledgment that such person is willing to be nominated for directorship and serve as a director if elected. Security holders recommending director candidates must provide the Nominating and Corporate Governance Committee with any additional information as may reasonably be required to determine whether the director candidate is qualified to serve on the Board of Directors or any committee thereof.

        Our Nominating and Corporate Governance Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics as well as with regard to how those characteristics fit with the short and long-term needs of the Board of Directors as a whole. The Nominating and Corporate Governance Committee and our Board of Directors, as

appropriate, review the following considerations, among others, in their evaluation of candidates for nomination to our Board of Directors:

  •
  experience in corporate governance;

  •
  experience in our industry;

  •
  experience as a board member of a publicly-held company;

  •
  academic expertise in the area of our operations;

  •
  independence from our Company;

  •
  loyalty, positive reputation and ethical character;

  •
  stock ownership in our Company;

  •
  social and professional diversity; and

  •
  other relevant legal and regulatory qualifications.

        In conjunction with the above considerations, the Nominating and Governance Committee considers the diversity of director candidates' skills, experiences and viewpoints in order to build a board team whose strengths complement each other.

        Candidates recommended by a security holder will be evaluated in the same manner as any candidate identified by a member of our Nominating and Corporate Governance Committee.

        The nominees approved for inclusion on the Company's proxy card, attached hereto, are either executive officers or directors standing for re-election.

        The Company has adopted a Nominating and Corporate Governance Committee Charter, a copy of which is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Nominating and Corporate Governance Committee Charter on our website.

DIRECTOR ATTENDANCE POLICY

        All incumbent directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he or she served.

        Messrs. Foster, Wilson, Lendau and Geremski, and Dr. Boyan all attended the 2008 Annual Meeting of Stockholders held on May 24, 2008. Messrs. Ahrens and Belinfanti did not attend the 2008 Annual Meeting of Stockholders because they did not join the Board until September of 2009. No Annual Meeting of Stockholders took place during 2009, because we were unable to comply with SEC proxy disclosure requirements until the completion of our financial statement restatement. Our Board of Directors has adopted a policy whereby the Annual Meeting of Stockholders is scheduled on a date that maximizes director attendance.

DIRECTOR COMPENSATION

2009 Non-employee Director Compensation Plan

        The 2009 Non-employee Director Compensation Plan provided a compensation mix of 30 percent cash and 70 percent equity, with the annual restricted stock unit ("RSU") grant equal to 70 percent of the total equity and the option grant equal to 30 percent total equity for each non-employee director. Our 2009 Director Compensation Plan was based on our 2008 Director Compensation Plan, except that options were used instead of stock-settled stock appreciation rights ("SARs") with respect to the subsequent equity awards. Radford determined that the average 2009 Board of Director cash and total direct compensation approximates the 50th percentile of the October 2009 Peer Group.

  New Director Equity Awards

        For 2009, the Board determined that upon election to the Board of Directors, a new non-employee director will receive an initial equity grant valued at $400,000 in RSUs, with the exact number of shares subject to the RSUs determined based on the closing price of our common stock on the date of grant. The RSUs will vest over five years, with 20 percent vesting to occur on each of the first five anniversaries of the grant date. The payout of the RSUs will be deferred until retirement. Messrs. Ahrens and Belinfanti joined the Company's Board of Directors in 2009 and each received this initial equity grant valued at $400,000 in RSUs.

  Subsequent Equity Awards

        Upon annual re-election to the Board of Directors, if, on such date, he or she has been on the Board of Directors for at least six months, each non-employee director who is not a committee chair or the lead director will receive a value of $31,500 in stock options ("SOs") and a value of $73,500 in RSUs. The lead director will receive a value of $44,100 in SOs and a value of $102,900 in RSUs, the Audit and Compensation Committee Chairs will receive a value of $39,900 in SOs and a value of $93,100 in RSUs, and the Nominating and Corporate Governance Committee Chair will receive a value of $35,700 in SOs and a value of $83,300 in RSUs. Each SO Grant will have a per-share exercise price equal to the closing price of our common stock on the date of grant, and such price will also be used to determine the exact number of shares subject to the SO and RSU grants. The SOs and RSUs will vest over three years, with one-third vesting to occur on each of the first three anniversaries of the grant date.

  Cash Compensation

        The cash compensation of our non-employee directors will consist of a $63,000 annual cash retainer for the lead director; a $57,000 annual cash retainer for the Audit and Compensation Committee Chairs; a $51,000 annual cash retainer for the Nominating and Corporate Governance Committee Chair; and a $45,000 annual cash retainer for each director who is not a Committee Chair. The cash compensation is paid quarterly. If a director holds two chairmanships or is the Lead Director and chairman of a committee, that director will receive the higher amount of compensation associated with the two positions.

 2009 Director Compensation—Target Annual Cash and Equity Value

Position	Annual Retainer(1)	Target Annual Equity Grant Options(2)	Target Annual Equity Grant RSUs(3)	Target Total Value Cash and Equity
Director	$45,000	$31,500	$73,500	$150,000
Lead Independent Director	$63,000	$44,100	$102,900	$210,000
Audit Chair	$57,000	$39,900	$93,100	$190,000
Compensation Chair	$57,000	$39,900	$93,100	$190,000
Nominating and Corporate Governance Committee Chair	$51,000	$35,700	$83,300	$170,000

(1)
The annual retainer is effective January 1, 2009.

(2)
The amount reflects the target 2009 grant date Black Scholes value of stock options. The stock options vest over 3 years, with 1/3 vesting to occur on each of the first 3 anniversaries of the grant date.

(3)
The amount reflects the target 2009 grant date fair value of RSUs. The RSUs vest over 3 years, with 1/3 vesting to occur on each of the first 3 anniversaries of the grant date.

  Director Stock Ownership Guidelines

        In addition, under the non-employee director compensation arrangement, all non-employee directors are encouraged to own shares of our common stock valued at five times the base annual cash retainer within four years of their initial election to the Board of Directors.

2010 Non-Employee Director Compensation Plan

  General

        In October 2009, the Compensation Committee retained Radford, a compensation consulting firm, to assess the Company's non-employee Director compensation practices and provide recommendations. The review by Radford detailed competitive assessment observations with regards to cash compensation, equity compensation, vesting features and RiskMetrics Group guidelines. Radford assessed non-employee Director compensation practices against our October 2009 Peer Group.

        The Compensation Committee requested that Radford provide it with director compensation recommendations that result in market 50th percentile average non-employee director total compensation levels, to be delivered in 40 percent cash and 60 percent equity. The Compensation Committee believes this mix of cash and equity is a balanced approach to total compensation and in line with the risk and return profile of the Company. In addition, the Compensation Committee reviewed the value of the grant awarded to new directors and reduced the new director equity grant value to $175,000, which award will be paid in deferred restricted stock units ("DSUs"). This places the new director equity grant value between the 50th and 75th percentiles of our Peer Group.

  New Director Equity Awards

        As discussed above, for 2010, upon election to the Board of Directors, a new non-employee director will receive an initial equity grant valued at $175,000 in DSUs, with the exact number of shares subject to the DSUs determined based on the closing price of our common stock on the date of grant. The DSUs will vest over five years, with 20 percent vesting to occur on each of the first five anniversaries of the grant date. Vesting of all DSUs will be fully accelerated for any director upon the death or disability of such director if the disability reasonably prevents continued service as a director. Actual delivery to each director of vested shares under all such DSU grants will be deferred until retirement, resignation or other departure from membership on the Board of Directors by such director.

  Subsequent Equity Awards

        Upon annual re-election to the Board of Directors, each non-employee director will receive a grant of DSUs with a value of $110,000. The exact number of shares under these grants is determinable based on the closing price of our common stock on the date of grant. The DSUs will vest over 3 years, with 1/3 vesting to occur on each anniversary of the grant date. Vesting of all DSUs will be fully accelerated for any director upon the death or disability of such director if the disability reasonably prevents continued service as a director. Actual delivery to each director of vested shares under all such DSU grants will be deferred until the retirement, resignation or other departure from membership on the Board of Directors by such director.

  Cash Compensation

        The cash compensation of our non-employee directors will consist of a $90,000 annual cash retainer for the lead director; a $80,000 annual cash retainer for the Audit Chair, a $75,000 annual cash retainer for the Compensation Committee Chair; a $70,000 annual cash retainer for the Nominating and Corporate Governance Committee Chair; and a $60,000 annual cash retainer for each director who is not a Committee Chair. The cash compensation is paid quarterly. If a director holds two chairmanships or is the Lead Director and chairman of a committee, that director will receive the higher amount of compensation associated with the two positions.

2010 Director Compensation—Annual Cash and Equity Value

Position	Annual Retainer(1)	Target Annual Equity Grant DSU's(2)	Target Total Value Cash and Equity
Director	$60,000	$110,000	$170,000
Lead Independent Director	$90,000	$110,000	$200,000
Audit Chair	$80,000	$110,000	$190,000
Compensation Chair	$75,000	$110,000	$185,000
Nominating and Corporate Governance Committee Chair	$70,000	$110,000	$180,000

(1)
The annual retainer is effective January 1, 2010.

(2)
The amount reflects the target 2010 grant date fair value of DSUs. The DSUs vest over 3 years, with 1/3 vesting to occur on each of the first 3 anniversaries of the grant date.

        There were no subsequent equity grants awarded to the non-employee Directors in 2009 because we did not have an annual meeting of stockholders in 2009 where directors would normally be re-elected. As a substitute for these subsequent equity grants, the Board of Directors approved making equity grants to the non-employee directors in the dollar amounts approved under the 2009 Director Compensation Plan upon a director's re-election to the Board at the annual meeting in 2010. Instead of the mix of 70% RSUs and 30% SOs prescribed in the 2009 Director Compensation Plan, the Board of Directors also approved making these equity grants in the form of DSUs so that these equity grants, even if vested, would not be delivered to any director until such director's retirement or other departure from membership on the Company's Board of Directors.

 2009 Director Compensation Table

        The below table summarizes director compensation during the last fiscal year.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Total
David Fitzgerald(4)	—		—	—	—
James G. Foster	$56,211	(5)	—	—	$56,211
Peter L. Wilson	$63,000	(6)	—	—	$63,000
Tord B. Lendau	$65,000	(7)	—	—	$65,000
Barbara D. Boyan, PhD.	$48,294	(8)	—	—	$48,294
Terrence E. Geremski	$97,000	(9)	—	—	$97,000
Christian P. Ahrens	$15,000	(10)	$400,000	—	$415,000
Gregory A. Belinfanti	$15,000	(10)	$400,000	—	$415,000

(1)
The Fees Earned or Paid in Cash column consists of annual retainer fees and payments for attendance at Board and Committee meetings during 2009. The annual retainer fees are accrued and paid quarterly in accordance with the director compensation policy in effect at the beginning of the relevant quarter.

(2)
For restricted stock awards, the number reported equals the grant date fair value of restricted stock units issued to directors for their services as board members, caclulated as the price of our stock on the date of grant multiplied by the number of shares issued. Beginning in 2008, the RSUs vest over three years, with 1/3 vesting on each anniversary of the grant date. The Company recognizes compensation expense ratably over the three-year vesting period. The following are the aggregate number of stock awards outstanding at December 31, 2009 for each independent director: Mr. Foster: 2,772, Mr. Wilson: 3,066, Mr. Lendau: 2,625, Dr. Boyan: 2,625, Mr. Ahrens: 17,021, Mr. Belinfanti: 17,021.

(3)
For awards of options, the number reported equals the grant date fair value of option awards issued to directors for their services as board members, calculated in accordance with US GAAP guidance for share-based payments. Beginning in 2008, the "SARs" granted to each director have an exercise price equal to the closing price of the Company's common stock on the date of grant, have a term of seven years, and vest over three years, with 1/3 vesting on each anniversary of the grant date. SARs are discussed in the "Director Compensation" section of this Compensation Discussion and Analysis above. The following are the aggregate number of options or SARs outstanding at December 31, 2009 for each independent director: Mr. Foster: 106,623, Mr. Wilson: 122,005, Mr. Lendau: 121,432, Dr. Boyan: 81,432, Mr. Ahrens: 0, Mr. Belinfanti: 0.

(4)
Refer to the Summary Compensation Table for Mr. Fitzgerald's compensation information. Mr. Fitzgerald served on the Board from January 1, 2009 through February 17, 2009 and commenced as Acting Chief Executive Officer on February 18, 2009. Consistent with the Director Compensation Plan, effective January 1, 2009, Mr. Fitzgerald received $5,918 as the annual retainer for serving as a Board member from January 1, 2009 through February 17, 2009, plus $1,578 in additional compensation for serving as the chairman of the Compensation Committee from January 1, 2009 through February 17, 2009.

(5)
Consistent with the Director Compensation Plan, effective January 1, 2009, this amount represents $45,000 as the annual retainer for serving as a Board member during the 2009 fiscal year, plus

  $10,422 in additional compensation for serving as the Compensation Committee Chair from February 18, 2009 through December 31, 2009, plus $789 in additional compensation for serving as the Nominating and Governance Committee Chair from January 1, 2009 through February 17, 2009. The annual retainer for serving as the Compensation Committee Chair is $12,000.

(6)
Consistent with the Director Compensation Plan, effective January 1, 2009, this amount represents an annual retainer of $45,000 plus an additional $18,000 for serving as the Lead Independent Director during 2009.

(7)
Consistent with the Director Compensation Plan, effective January 1, 2009, this amount represents an annual retainer of $45,000 for serving as a board member during 2009, plus an additional bonus of $20,000 for attending meetings outside the regular schedule of board meetings in 2009.

(8)
Consistent with the Director Compensation Plan, effective January 1, 2009, this amount represents an annual retainer of $45,000, plus an additional $3,294 as compensation for serving as the chairman of the Nominating and Govenance Committee from February through September 8, 2009 of the Last Fiscal Year. The annual retainer for the Nominating and Governance Chairman is $6,000.

(9)
Consistent with the Director Compensation Plan, effective January 1, 2009, this amount represents an annual retainer of $45,000, plus an additional $12,000 as compensation for serving as the chairman of the Audit Committee during 2009, plus an additional bonus of $40,000 for attendance at meetings outside the regular schedule of board meetings in 2009.

(10)
Consistent with the Director Compensation Plan, effective January 1, 2009, this amount represents an annual retainer of $45,000 prorated for 4 months for serving as board member from September through December 2009.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Our Board of Directors has adopted a policy regarding communication between security holders and the Board of Directors. Stockholders and other interested constituencies may contact an individual director, our Board of Directors as a group, a specified committee of our Board of Directors, or a specified group of directors, including the non-management directors as a group, by the following means:

Mail:
ArthroCare Corporation
c/o Lead Independent Director
7500 Rialto Blvd., Building Two, Suite 100
Austin, Texas 78735

        Our Lead Independent Director is currently Peter L. Wilson. Please clearly specify in each communication the applicable addressee or addressees you wish to contact as well as the general topic of the communication. You should also include the following information in your communication: (i) your name, mailing address and telephone number; (ii) the number and type of the Company's securities you hold; and (iii) if you are not a record owner of the Company's securities, the name of the record owner of the Company's securities beneficially owned by you.

        If you wish to recommend director candidates to the Nominating and Corporate Governance Committee, you must include the information described above in "Nominating and Corporate Governance Committee—Process for Identification and Recommendation of Director Candidates."

        We will initially receive and process communications before forwarding them, if appropriate, to the applicable parties. We will generally not forward stockholder communications to the directors that we determine to be primarily commercial in nature or to relate to an improper or irrelevant topic, or that merely request general information about us. Generally, however, we will make available for review by the non-management directors non-commercial direct communications addressed to the non-management directors as a group that were not originally forwarded on to such parties by us.

        We outline the procedures for submission of stockholder proposals for inclusion in our proxy statement for the 2011 Annual Meeting of Stockholders and submission of nominations of persons for election to the Board of Directors or proposals for business to be considered at our 2011 Annual Meeting in the section entitled "Deadline for Receipt of Stockholder Proposals." We will not process any of these proposals or nominations unless they comply with the procedures and deadlines outlined in that section.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of the forms submitted to it during the Last Fiscal year, the Company believes that, during the Last Fiscal year, all such reports were timely filed.

PROPOSAL NO. 2:

APPROVAL OF AN AMENDMENT OF THE AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN

SUMMARY

        The Board of Directors of the Company approved an amendment of the Amended and Restated 2003 Incentive Stock Plan (the "2003 Plan") on March 2, 2010, subject to stockholder approval, to increase the number of shares reserved for issuance under the 2003 Plan by 2,200,000 shares to 5,900,000 shares. During the Last Fiscal year, 1,331,081 shares were granted at a weighted average exercise price of $23.50 to certain key employees under the 2003 Plan. As of March 2, 2010, 216,211 restricted stock award shares were issued and 231,483 option shares were exercised under the 2003 Plan. Options and awards outstanding under the 2003 Plan were 1,805,408 shares and 241,401 shares respectively. Of the total, 1,084,781 shares remain available for future grant. The closing price of the Common Stock as of March 2, 2010 was $26.68 per share. The proposed increase in the number of shares of Common Stock reserved for issuance under the 2003 Plan is for the purposes of ensuring that the Company has a sufficient reserve of Common Stock available to attract and retain the services of key individuals essential to the Company's long-term growth and success. The amendment requires stockholder approval because it increases the number of shares available for issuance under the 2003 Plan. The amendment also provides that for the 2003 Plan, each share subject to an award other than a stock option or a stock appreciation right ("SAR") will count against the share reserve as 1.58 shares, rather than 1.80 shares as currently provided in the 2003 Plan.

        The 2003 Plan is also being amended to require full value equity awards (awards other than options or SARs) to vest over a minimum of 3 years for time based awards and 1 year for performance based awards. The 2003 Plan allows up to 10 percent of the shares reserved for full value awards to be granted without these minimum vesting requirements. The 2003 Plan is further being amended to clarify that the full Board or a committee of independent directors will administer the 2003 Plan with respect to any discretionary awards made to non-employee directors which are not set forth in the director compensation policy.

VOTE REQUIRED

        The affirmative vote of the majority of the Votes Cast will be required to approve the proposed amendment of the 2003 Plan.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE 2003 PLAN TO, AMONG OTHER MODIFICATIONS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 2,200,000 SHARES.

SUMMARY OF 2003 PLAN

        The principal features of the 2003 Plan are outlined below. This summary is qualified in its entirety by reference to the 2003 Plan, which is attached as Appendix A to this proxy statement. This summary assumes approval of this Proposal No. 2.

        Purpose.    The purposes of the 2003 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, consultants and board members, and to promote the success of the Company's business.

        Eligibility; Administration.    The 2003 Plan provides that awards may be granted to employees, consultants, and board members of the Company or any subsidiary of the Company. As described below, incentive stock options may only be granted to employees. As of March 2, 2010, approximately 1,000 people were eligible to participate in the 2003 Plan. The 2003 Plan may be administered by the Board of Directors or Board Committees (the "Administrator"). To the extent that the Administrator determines it to be desirable to qualify awards granted under the 2003 Plan as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code" or "Code"), the 2003 Plan will be administered by a committee of two or more "outside directors" within the meaning of Section 162(m) of the Code. To the extent desirable to qualify transactions under the 2003 Plan as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the transactions contemplated under the 2003 Plan will be structured to satisfy the requirements for exemption under Rule 16b-3. As Amended, the 2003 Plan provides that a committee of independent directors or the full Board of Directors will administer the 2003 Plan with respect to any discretionary awards made to non-employee directors which are not set forth in the director compensation policy.

        The Administrator of the 2003 Plan has full power to select, from among the employees, consultants, and board members of the Company or any subsidiary eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 2003 Plan. The interpretation and construction of any provision of the 2003 Plan by the Administrator will be final and conclusive.

        Securities Subject to the 2003 Plan.    Currently, the number of shares of common stock that may be issued pursuant to awards granted under the 2003 Plan shall not exceed, in the aggregate, 3,700,000 shares. As amended, the number of shares issuable under the 2003 Plan would be increased by 2,200,000 shares, to a maximum of 5,900,000 shares. In April 2008, the Board amended the 2003 Plan to provide that any shares that are subject to awards of options or SARs shall be counted against this limit as one share of stock for every one share of stock granted, and any shares of Stock that are subject to awards other than options or SARs shall be counted against this limit as 1.80 shares of Stock for every one share granted. The amendment modifies the multiplier for counting shares that are subject to awards other than options or SARs that are granted on or after May 12, 2010 and specifies that each such share will be counted against this limit as 1.58 shares for every one share granted. The payment of Dividend Equivalents in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the Plan.

        To the extent that an award terminates, expires or lapses for any reason, any shares that again become available for future grant shall be added back as (i) one share if such shares were subject to options or SARs, and (ii) as 1.58 (or 1.80) shares (depending on the multiplier in place at the time such award was granted) if such shares were subject to awards other than options or SARs. Furthermore, the following shares shall not be added back to the shares authorized for grant: (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an option, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award, and (iii) shares of Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof.

        Awards Under the 2003 Plan.    The 2003 Plan provides that the Administrator may grant or issue stock options, stock appreciation rights, restricted stock awards, restricted stock units, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

        Non-Qualified Stock Options, or NSOs, provide for the right to purchase common shares at a specified price which may not be less than the 100 percent of the fair market value of a share of our Common Stock on the date of grant, and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to the satisfaction of individual or Company performance criteria established by the Administrator. As amended on April 29, 2008, NSOs may have a term of no more than seven years.

        Incentive Stock Options, or ISOs, are designed to comply with the applicable provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than 100 percent of the fair market value of a common share on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. As amended on April 29, 2008, ISOs granted under the 2003 Plan may have a term of no more than seven years. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent this limit is exceeded, the options granted are Non Qualified Stock Options. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10 percent of the total combined voting power of all of our classes of stock, or a "10 percent Owner", the 2003 Plan provides that the exercise price must be at least 110 percent of the fair market value of a common share on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

        Restricted Stock Awards may be sold to participants at various prices or granted with no purchase price and may be made subject to such conditions or restrictions as may be determined by the Administrator. Restricted stock, typically, may be repurchased by us at the original purchase price if the conditions or restrictions are not met. The Administrator shall establish the purchase price, if any, and form of payment for each restricted stock award. A restricted stock award is accepted by the execution of a restricted stock purchase agreement between us and the purchaser, accompanied by the payment of the purchase price for the shares. Purchasers of restricted stock, unlike recipients of options, will have voting rights prior to the time when the restrictions lapse.

        Restricted Stock Units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the Administrator. Like restricted stock, restricted stock units may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the 2003 Plan, until vesting conditions are removed or expire. Unlike restricted stock, restricted stock units will not be issued until the restricted stock unit award has vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied and the underlying shares have been issued.

        Stock Appreciation Rights, or SARs, may be granted in connection with stock options, or separately. SARs granted independent of other awards must have an exercise price not less than 100 percent of the fair market value of a common share on the date of grant and a maximum term of 7 years. SARs granted by the Administrator in connection with stock options typically will provide for payments to the holder based upon increases in the price of our ordinary shares over the exercise price of the related option. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the plan on the exercise of SARs or the amount of gain realizable there from, although restrictions may be imposed by the Administrator in the SAR agreements. The Administrator may elect to pay SARs in cash or in ordinary shares or in a combination of both.

        Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

        Performance Awards may be granted by the Administrator to employees or consultants based upon, among other things, the contributions, responsibilities and other compensation of the particular employee or consultant. Generally, these awards will be based upon specific performance targets and may be paid in cash or in ordinary shares or in a combination of both. Performance awards may include "phantom" stock awards that provide for payments based upon increases in the price of our ordinary shares over a predetermined period. Performance awards may also include bonuses that may be granted by our compensation committee on an individual or group basis and which may be payable in cash or in ordinary shares or in a combination of both.

        Stock Payments may be authorized by the Administrator in the form of ordinary shares or an option or other right to purchase ordinary shares as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the participant.

        The Administrator may designate employees as "covered employees" whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

        The Committee may grant to such covered employees restricted stock, RSUs, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals as applicable to us or any of our subsidiaries, divisions or operating units:

  •
  net earnings or net losses, either before or after interest, taxes, depreciation, and amortization;

  •
  sales or revenue;

  •
  operating earnings;

  •
  operating cash flow;

  •
  return on assets or capital;

  •
  return on stockholders' equity;

  •
  stockholder returns;

  •
  gross or net profit margin;

  •
  earnings per share;

  •
  price per share of our common stock; and

  •
  market share.

        The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2003 Plan to any individual in any calendar year may not exceed 650,000 shares of common stock.

        The 2003 Plan previously did not specify any minimum vesting schedules for awards. As amended, the 2003 Plan provides that the minimum vesting period for awards granted to employees or consultants, other than awards of stock options or stock appreciation rights ("Full Value Awards"), will generally be three years, although no minimum vesting is required for stock options or stock appreciation rights. In the case of performance-based vesting, the minimum vesting period for Full Value Awards will generally be one year, commencing simultaneously with the evaluation of the performance. However, the 2003 Plan as amended, provides that the Company may grant Full Value Awards without regard to these minimum vesting restrictions, in an aggregate amount of up to 10% of the share reserve of the 2003 Plan.

        Terms and Conditions of Options.    Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following additional terms and conditions:

        Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted, subject to the limitations described above with respect to ISOs and NSOs provided that the per share exercise price for any option shall not be less than 100 percent of the Fair Market Value of a share of our common stock on the date of grant.

        Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2003 Plan permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercise or any combination thereof, as determined by the Administrator.

        Term of Option.    The term of options granted under the 2003 Plan may be no more than seven years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10 percent of all classes of our stock or any of our parent or subsidiary companies, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

        Exercisability Following Termination of Employment.    If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 2003 Plan expire on the earlier of (1) the date set forth in his or her notice of grant (which date may not be more than three months after the date of such termination in the case of an ISO), or (2) the expiration date of such option. Options granted under the 2003 Plan generally remain exercisable for 30 days following an optionee's termination (other than for death or disability). To the extent the option is exercisable at the time of the optionee's termination, the optionee may exercise all or part of his or her option at any time before it terminates.

        Exercisability Following Disability.    If an optionee's employment or consulting relationship terminates as a result of disability, then all options held by such optionee under the 2003 Plan expire on the earlier of (1) 12 months from the date of such termination or (2) the expiration date of such option. The optionee (or the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance) may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

        Exercisability Following Death.    In the event of an optionee's death, the option may be exercised at any time within 12 months of the date of death (but no later than the expiration date of such option) by the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent that the option was exercisable at the time of such death.

        Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2003 Plan as may be determined by the Administrator.

        Awards Not Transferable.    No award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

        Adjustments Upon Changes in Capitalization.    In the event of any dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to our stockholders or any other change affecting our Common Stock, the Administrator will make appropriate adjustments in the number and type of shares of stock subject to the 2003 Plan, the terms and conditions of any award outstanding under the 2003 Plan, and the grant or exercise price of any such award.

        In the event of a change of control, each outstanding award may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of each outstanding award shall accelerate (i.e. become exercisable immediately in full) if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards. Under the 2003 Plan, a change of control is generally defined as:

  •
  the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50 percent of the voting stock of the Company;

  •
  a merger or consolidation in which the Company is a party, other than a merger or consolidation which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company's outstanding voting securities;

  •
  the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

  •
  a liquidation or dissolution of the Company.

        Amendment and Termination of the 2003 Plan.    The Board of Directors may amend, alter, suspend or terminate the 2003 Plan, or any part thereof, at any time and for any reason. However, the 2003 Plan requires stockholder approval for any amendment to the 2003 Plan to the extent necessary to comply with applicable laws, rules and regulations. In addition, no award may be amended to reduce the price per share of the stock subject to such award below the exercise or purchase price, as applicable, as of the date the award is granted without stockholder approval. No action by the Board of Directors, the Administrator or our stockholders may alter or impair any award previously granted under the 2003 Plan without the consent of the holder. Unless terminated earlier, the 2003 Plan shall terminate 10 years from the date of its approval by the stockholders or our Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE 2003 PLAN

        The following is a general summary under current law of the material federal income tax consequences to participants in the 2003 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder's personal investment circumstances. This summarized tax information is not tax advice.

        Non-Qualified Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted an NSO. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        Incentive Stock Options.    An optionee who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10 percent stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

        Restricted Stock and Restricted Stock Units.    An employee to whom restricted stock or restricted stock units are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when restricted stock units vest and the underlying stock is issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

        Dividend Equivalents.    A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

        Performance Awards.    A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

        Stock Payments.    A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

        Section 162(m) of the Code.    In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2003 Plan may qualify as "qualified performance-based compensation" for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

        We have attempted to structure the 2003 Plan in such a manner that the compensation committee can determine the terms and conditions of stock options, SARs and performance and incentive awards granted there under such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

NEW PLAN BENEFITS

        The following table provides information regarding the awards that have been issued under the 2003 Plan during the Last Fiscal year. The amounts of future grants of awards under the 2003 Plan are not determinable because, under the terms of the 2003 Plan, grants of awards are made at the discretion of the Administrator.

 Amended and Restated 2003 Incentive Stock Plan

Name and Position	Dollar Value		Number of Shares Subject to Awards	Weighted Average Exercise Price- Options	Options Granted (Number of Shares)	Weighted Average Exercise Price (SARS)	SARS Granted (Number of Shares)
David Fitzgerald	$704,970	(1)	30,000	$23.50	170,000	N/A	N/A
President and Chief Executive Officer
Todd Newton	$352,500	(1)	15,000	$23.50	93,280	N/A	N/A
Senior Vice President, Finance and Chief Financial Officer
Richard A. Christensen	N/A	(1)	N/A	$23.50	50,000	N/A	N/A
Senior Vice President, Operations
James L. Pacek	N/A	(1)	N/A	$23.50	50,000	N/A	N/A
Senior Vice President, Strategic Business Units
Sten I. Dahlborg	$528,728	(1)	22,500	N/A	N/A	N/A	N/A
Senior Vice President, International Operations
Michael A. Baker	N/A	(1)	N/A	N/A	N/A	N/A	N/A
Former President and Chief Executive Officer
All Executive Officers as a Group	$1,586,198	(1)	67,500	$23.50	447,235	N/A	N/A
All Non-Officer Directors as a Group	$799,953	(1)	34,042	N/A	N/A	N/A	N/A
All Non-Executive Officer Employees as a Group	$1,787,733	(1)	76,077	$23.50	706,227	N/A	N/A

(1)
Value based on the closing price of the Common Stock as of the grant date, December 16, 2009 of $23.50 per share.

  Equity Compensation Plan Information

        The following table provides information as of December 31, 2009 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Fiscal Year Ended December 31, 2009

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation column (a)(c)
Equity compensation plans approved by security holders(1)	2,671,023	$28.16	1,111,229
Equity compensation plans not approved by security holders(2)	601,001	27.34	—

Total	3,272,024	$28.01	1,111,229

(1)
Includes 57,288 shares remaining available for future issuance under the Company's Employee Stock Purchase Plan.

(2)
Consists of shares issuable under our Amended and Restated Non-statutory Option Plan, which does not require the approval of, and has not been approved by, our stockholders.

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for fiscal 2010. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board of Directors has decided to ascertain the position of the stockholders on the appointment. This firm has audited the Company's financial statements since the Company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

        The affirmative vote of the majority of the Votes Cast will be required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2010.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company and their ages as of March 2, 2010 are as follows:

Name	Age	Position	Executive Officer Since
David Fitzgerald	76	President and Chief Executive Officer, Director	February 2009
Todd Newton	47	Senior Vice President and Chief Financial Officer	April 2009
Richard A. Christensen	50	Senior Vice President, Operations	December 2004
Sten I. Dahlborg	46	Senior Vice President and President, International	December 2008
James L. Pacek	59	Senior Vice President, Strategic Business Units	December 2008
Richard W. Rew	42	Senior Vice President, General Counsel and Secretary	December 2008
Brian T. Simmons	34	Vice President, Finance and Chief Accounting Officer	December 2008

        David Fitzgerald became a director of the Company in April 2003 and President and Chief Executive Officer in February 2009. Mr. Fitzgerald spent twenty-five years in management positions at Pfizer, Inc., serving as President and Chief Executive Officer of its Howmedica division during his last fifteen years with the company, prior to retiring in 1996. Since his retirement, Mr. Fitzgerald has served as a Director for public companies such as: LifeCell Corporation from 2001 to 2008 and Chairman of Orthovita, Inc. from 2002 to 2009. He holds a B.S. from American International College and a M.B.A. from New York University.

        Todd Newton joined the Company in April 2009. Prior to joining ArthroCare, he served in various executive officer roles at Synenco Energy, Inc. , an oil sands development company, from 2004 to 2008, including as President and Chief Executive Officer; President and Chief Operating Officer; and Executive Vice President and Chief Financial Officer. Before joining Synenco Energy, Mr. Newton served in various roles at Deloitte & Touche LLP from 1984 to 2004, including as partner from 1994 to 2004. Mr. Newton earned a Bachelor's Degree in Business Administration from the University of Texas at San Antonio, from which he graduated in 1984. Mr. Newton is a member of the Texas State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. In the past, he has been a member of the Minnesota State Society of CPA's and the Pennsylvania Institute of CPA's.

        Richard A. Christensen joined ArthroCare in 2002 and is responsible for leading ArthroCare's global manufacturing, research and development, and materials management. In 2003, Mr. Christensen was also named Administrative Manager for ArthroCare Costa Rica, SRL. Previously, Mr. Christensen spent 20 years in the automotive industry primarily with General Motors. His automotive career included: Vice President of Operations for Build-To-Order, Inc., a start-up automobile company and Executive-in-Charge of GM's Project Center, the group responsible for the conceptual design and manufacture of next generation automotive products. In addition, he served as assistant controller for General Motors to Brazil responsible for re-establishing manufacturing operations in Argentina and a GM/Automotive supplier production complex in southern Brazil. He also led the re-engineering of GM's SAAB Cars USA and UK-based Group Lotus, plc operations. Mr. Christensen holds a Bachelor of Arts degree in economics from the University of Illinois and a M.B.A. from the University of Chicago.

        Sten I. Dahlborg joined the Company in May 1998 as Managing Director, ArthroCare Europe AB. In May 2003, Mr. Dahlborg was named Vice President and General Manager, ArthroCare Europe and then Senior Vice President and President, International Operations in April 2008. Prior to joining the Company, Mr. Dahlborg was Business Director of Medtronic Synectics from 1996 to 1998. From 1994 to 1996 Mr. Dahlborg was President of Synectics Medical, Inc. and held various sales and marketing positions with Synectics from 1991 to 1994. Mr. Dahlborg holds a M.Sc. degree in Engineering Physics from Chalmers University of Technology, Gothenburg, Sweden.

        James L. Pacek returned to ArthroCare in November 2006 as Vice-President and General Manager, Interventional Therapies and was named Senior Vice President, Strategic Business Units in December 2008. He joined ArthroCare from the Sorin Group, a medical technology company, where he held the position of President of ELA Medical. Mr. Pacek originally joined ArthroCare in October of 1999, as Managing Director and General Manager, AngioCare division. Prior to joining ArthroCare in 1999, Mr. Pacek held progressive sales, marketing and general management responsibilities with American Hospital Supply, Baxter, and Medtronic including a role as Vice President Business Unit Operations for Medtronic Europe. Mr. Pacek holds a Bachelors Degree in Business Administration from the University of Illinois.

        Richard W. Rew joined the Company in July 2006 as Vice President of Legal Affairs and was named Senior Vice President and General Counsel in December 2008. He joined ArthroCare from Activant Solutions Inc., a software and services company. Mr. Rew served as General Counsel of Activant beginning in 2000, became Secretary in 2002, and became Vice President, General Counsel & Secretary in 2005. Prior to Activant, he served as General Counsel for publicly traded EZCORP Inc. from 1996 to 2000. Mr. Rew holds a B.A., Plan II Honors Program from the University of Texas at Austin and a J.D. from the University of Oklahoma. Mr. Rew is a member of the State Bar of Texas.

        Brian T. Simmons joined the Company as Vice President, Finance in February 2007 and was named Vice President, Finance and Chief Accounting Officer in December 2008. Mr. Simmons joined ArthroCare from GE Security, Inc., a business unit of General Electric Company. He joined G.E. Security in 2003 as Assistant Controller and served as Vice President and Controller from 2004 to 2007. Prior to GE Security, Mr. Simmons held various audit positions with PricewaterhouseCoopers LLP from 1998 to 2003. Mr. Simmons is a member of the American Institute of Certified Public Accountants and holds a B.S. in Business Administration and a M.S. in Accounting from Trinity University.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

        Our Compensation Discussion and Analysis, or CD&A, discusses the total compensation for our Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, the other three most highly compensated executive officers for fiscal year 2009, as well as Michael Baker, who served as the Chief Executive Officer until February 2009, which collectively are the Named Executive Officers, or NEOs. The CD&A provides us the opportunity to describe our overall compensation objectives and practices to current and potential investors.

        The compensation programs for the NEOs also apply to our other executive officers. The terms "we," "our," and "the Company" refer to ArthroCare and not to the Compensation Committee.

  Significant Events in 2009

        We announced the resignation of Michael A. Baker, the former President and CEO in February 2009. Mr. Baker did not receive any compensation or payments in connection with his resignation. The Board of Directors named David Fitzgerald as Acting President and CEO, or the current CEO. Mr. Fitzgerald has been a member of the Company's Board of Directors since 2003. In April 2009, we hired Todd Newton as our Senior Vice President and CFO. Effective October 21, 2009, David Fitzgerald was named President and Chief Executive Officer.

  What are the objectives of our executive officer compensation program?

        For all NEOs, compensation is intended to meet the objectives described below. The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to increase the value of the Company, and that such compensation should assist us in attracting and retaining key executives critical to its long-term success.

        In establishing executive officer compensation, the Compensation Committee's objectives are to:

    •
    recruit, reward, motivate and retain key officers;

    •
    ensure that an appropriate relationship exists between executive pay and the creation of long-term Company value; and

    •
    further align the interests of our executives with the interests of our stockholders through the use of equity-based long-term incentive awards.

        To meet these objectives, we adopted the following pay for performance based practices:

    •
    provide base salary, merit raises, and promotional raises based on the executive officers' performance in their position;

    •
    provide a significant short-term incentive through an annual cash bonus plan that is based upon achieving our corporate financial goals and the executive officers' own key strategic and operating objectives; and

    •
    provide long-term incentives in the form of SARs, SOs, restricted stock (RS), and RSUs to attract and retain key executives with longer-term incentives that promote Company value.

        Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to the Peer Group discussed below. We also consider the balance between providing short-term incentives and long-term incentives that align the interests of management with stockholders, in light of the executive officer's current equity holdings. The balance between equity and cash compensation among NEOs, and separately among members of the senior executive management team, is evaluated annually using the above criteria.

  How is compensation determined?

        The Compensation Committee, operating under a written charter adopted by the Board of Directors, has the primary authority to determine and recommend to the Board of Directors the amount and nature of compensation available to our executive officers. The Compensation Committee is comprised entirely of independent directors. In 2009 the Compensation Committee used the services of Radford to obtain, summarize and advise on the competitive compensation data described above and assist in setting the CEO's and other officers' compensation, review equity granting guidelines, and review and advise on compensation for our Board of Directors. The consultants from Radford report directly to the Compensation Committee and the Compensation Committee has sole authority to engage and terminate its own outside compensation consultants. The compensation consultants from Radford maintain no other direct or indirect business relationships with us. The Compensation Committee also uses senior management staff as needed to gather internal data and prepare analyses as requested by the Compensation Committee. The compensation consultants provide advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers at similar companies.

        To aid the Compensation Committee in making its determination and recommendations to the Board, the CEO provides annual recommendations to the Compensation Committee regarding the compensation levels of all executive officers, excluding himself. The CEO provides the Compensation Committee with his assessment of the performance of officers reporting directly to him and other key executives. At the end of each fiscal year, the Compensation Committee engages in a comprehensive performance review of all executive employees of the Company.

        The Compensation Committee reviews all components of the CEO's and other officers' and senior management employees' compensation, including annual base salary, bonuses based on corporate and individual performance and equity compensation. The Compensation Committee reviews accumulated realized and unrealized stock option, stock appreciation right and restricted stock gains for the CEO. The Compensation Committee and CEO review accumulated realized and unrealized stock option, stock appreciation right and restricted stock gains for the senior management employees and the NEOs who report to the CEO. The dollar value to the executive and cost to us of the actual and projected payout obligations under potential severance and change-in-control scenarios are also reviewed by the Compensation Committee and the CEO.

  How do we determine the amount for each element of executive officer compensation?

        The Compensation Committee used both internal and external compensation comparisons in its review of the CEO's and other officers' compensation. It reviewed the average total target cash compensation for each NEO and the average number and value of equity-based awards in comparison to other employee job category levels for an internal company compensation comparison on both a single year and historical basis. In addition, the Compensation Committee conducted a market analysis to ascertain the relative compensation positions of the CEO and other officers compared to peers at similar companies. All elements of officers' pay were considered. In order to determine the competitive market within the peer groups, data from multiple sources was examined, including private compensation survey data from Radford and Equilar, reference information for senior positions and officers at comparable medical device companies and other peer companies with relevant geography and similar U.S. employee populations. Compensation survey data from Watson Wyatt was used for the Senior Vice President and President, International Operations whose position is located in Stockholm, Sweden.

        Any revisions to compensation levels are then proposed based on internal and external comparisons, and a review of Company and individual performance against goals, objectives, and job criteria. In order to attract, retain and motivate its executives, the Compensation Committee believes that aggregate executive remuneration should generally fall between the 50th and 75th percentile of remuneration provided by comparable companies to their own executives. This approach ensures that our compensation cost structures will allow us to remain competitive in our markets. In certain circumstances, we may target pay above or below the 50th percentile to help attract or retain executives, as necessary, or to recognize differences in their qualifications, responsibilities, role criticality and potential. Equity grant guidelines for the prospective fiscal year are then set by job level, using market survey data and the current internal equity grant guidelines to determine the appropriate annual grant levels for the upcoming year.

        For Fiscal Year 2009, the Compensation Committee considered other medical technology competitors for executive positions and companies of a similar size and scope as the Company, as measured by market capitalization, revenue, number of employees, and scope of business. That peer group consists of leading medical technology companies from the Medical Instruments and Supplies and Medical Appliances and Equipment industry sectors. We conducted our review and determined the peer group during the first quarter of 2009 which follows our standard practice of determining the peer group during the first quarter after our fiscal year ends. In October 2009 the compensation committee used Radford to review our peer group as well as to obtain, summarize and advise on the competitive compensation data to assist in setting the CEO's and other officers' compensation. The tables below reflects the peer group determined as of the first quarter of 2009, as well as the group which was reviewed in October 2009.

        First Quarter Peer Group Changes.    Viasys Health Care Inc., Ventana Medical Systems Inc., DJO Inc., and Kyphon Inc., were not included in the 2009 peer group determined in the first quarter because they were acquired by larger companies or due to the suspension of public trading in their capital stock. ICU Medical Inc. and Conmed Corp. were not included in the 2009 peer group determined in the first quarter because they were outside the comparable revenue range.

        October 2009 Peer Group Changes.    Datascope Corp. was not included in the October 2009 peer group due to the suspension of public trading in their capital stock. Mentor Corp. and Vital Signs Inc. were not included because they were acquired by larger companies. The annual 2009 peer group review was initially conducted in the first quarter of 2009. The peer group was reviewed again in October 2009 and the following four additional companies were added: Accuray Inc., Greatbach Inc., ICU Medical Inc., and NuVasive Inc.

        The Compensation Committee reevaluates this peer group on an annual basis to ensure that the individual companies within the peer group are comparable to us as measured by market capitalization, revenue, number of employees, and scope of business. In addition, companies may be excluded due to mergers and acquisitions.

 Peer Group Companies First Quarter 2009

Align Technology Inc.	American Medical Systems Holdings	Cantel Medical Corp.
Datascope Corp.	EV3 Inc.	Haemonetics Corp.
Integra Lifesciences Holdings Corp.	Masimo Corp.	Medical Action Industries Inc.
Mentor Corp.	Merit Medical Systems Inc.	Orthofix International
Sonosite Inc.	Symmetry Medical Inc.	Thoratec Corp.
Vital Signs Inc.	Wright Medical Group Inc.	Zoll Medical Corp.

Peer Group Companies October 2009

Accuray, Inc.	Align Technology Inc.	American Medical Systems Holdings Inc.
Cantel Medical Corp	EV3 Inc.	Greatbach, Inc.
Haemonetics Corp.	ICU Medical Inc.	Integra Lifesciences Holdings Corp.
Masimo Corp.	Medical Action Industries Inc.	Merit Medical Systems Inc.
NuVasive, Inc.	Orthofix International	Sonosite Inc.
Symmetry Medical Inc.	Thoratec Corp.	Wright Medical Group Inc.
Zoll Medical Corp.

        Our approach to benchmarking is two-fold. In setting annual cash compensation (salary plus target bonus), we aim to provide market compensation that generally falls between the 50th and 75th percentiles of the annual total cash compensation of executive officers performing similar job functions at comparable companies in the medical technology industry and the Peer Group. To determine that level of compensation, we annually review salary surveys of competitive companies within the medical technology industry and actual salary amounts provided in Peer Group proxy statements. Radford data is used for a review of the competitive companies within the medical technology industry and the Peer Group data is from Equilar. Watson Wyatt data is used for the review of the Senior Vice President and President, International who is located in Stockholm, Sweden. The annual review indicated that we are providing annual cash compensation in the aggregate approximating the 50th percentile of the Peer Group, Radford data (Radford market data was used for James L. Pacek's position due to the benchmark match), and Watson Wyatt market data and we believe the design of base and incentive annual cash compensation appropriately provides market compensation to our executive officers. By selecting comparable companies in the Peer Group as measured by revenue, employee size, market capitalization, and scope of business, our comparative performance is taken into account in this review.

        What are the elements of our executive officer compensation program and why do we provide each element?

        The major elements that comprise our compensation program include: (i) base salary; (ii) annual cash bonus incentive opportunities (target bonus); (iii) discretionary long-term equity incentive awards; (iv) retirement benefits through a section 401(k) plan; and (v) benefit programs generally available to all employees. The Compensation Committee believes that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the overall objectives of our compensation program.

        In addition, we had entered into an employment agreement with Mr. Baker, our former CEO, which was amended in January 2007 and terminated in February 2009; employment agreements with our current CEO, Mr. Fitzgerald, and Mr. Newton, Senior Vice President and CFO; as well as continuity or severance agreements with the other NEOs. These agreements are discussed below under "Employment Agreement of the Former Chief Executive Officer", "2009 Employment Agreement of the President and Chief Executive Officer", "2009 Employment Agreement of the Senior Vice President and Chief Financial Officer", and "Severance Arrangements." The agreements that were in effect prior to 2009 were also amended in 2008 to provide for certain changes to comply with Section 409A of the Internal Revenue Code.

        The Fiscal 2009 Target Total Direct Compensation table below summarizes the levels established by the Compensation Committee with respect to salary, target bonus, stock and target total direct compensation. The Compensation Committee believes that a strong relationship exists between the CEO's discretionary long-term incentives and the creation of long-term Company value.

        Mr. Fitzgerald's base salary and target bonus was positioned slightly below the 75th percentile of the first quarter 2009 Peer Group market data. The CEO and CFO did not receive new hire discretionary long-term equity incentive awards when they were hired in 2009 as our SEC Form S-8 registration statements with respect to our equity compensation plans were not current and therefore were unavailable until the Company completed the restatement of its financial statements and made the requisite filings with the SEC. The Company completed the filing of the restated financial statements with the SEC on November 18, 2009 and delinquent quarterly filings on November 24, 2009. The NEOs, including the CEO and CFO, received discretionary long-term incentive awards on December 16, 2009. We discuss each element of the table in the narrative that follows.

2009 Target Total Direct Compensation

Name	Annual Salary(1)	Cash Bonus at Target(2)	Discretionary Long-Term Incentives(3)	Total Direct Compensation Target(4)
David Fitzgerald, Current President and CEO	$480,000	$360,000	$2,528,560	$3,368,560
Todd Newton, Senior Vice President and CFO	$285,000	$171,000	$1,353,115	$1,809,115
Richard A. Christensen, Senior Vice President, Operations	$247,470	$148,482	$536,350	$932,302
James L. Pacek, Senior Vice President, Strategic Business Units	$260,129	$156,077	$536,350	$952,556
Sten I. Dahlborg, Senior Vice President and President, International Operations	$237,200	$142,320	$528,728	$908,248
Michael A. Baker, Former President and CEO(5)	$490,000	$367,500	$—	$857,500

(1)
The salaries for Mr. Fitzgerald and Mr. Newton are annualized. Mr. Fitzgerald was appointed Acting President and CEO effective February 18, 2009 and Mr. Newton was hired as Senior Vice President and CEO effective April 2, 2009. Mr. Pacek and Mr. Dahlborg were promoted in December 2008 and the salaries were effective January 1, 2009. Mr. Dahlborg's salary was converted using the 2009 average monthly conversion ratio of 1 SEK : .140026 USD.

(2)
See the discussion of "annual cash incentive opportunity" below for a description of the bonus plan and target bonus amounts.

(3)
These amounts reflect the 2009 grant date fair value of RSUs and the grant date Black Scholes value of SOs. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. The potential appreciation in our stock price above the exercise price of the stock options, not the fair value used for accounting purposes at grant, motivates our executive officers. $142,455 of the long-term incentive value to Mr. Newton was granted per the ArthroCare Corporation Restatement Bonus Plan which was adopted on March 30, 2009, and is not a recurring annual grant. Mr. Baker did not receive a long-term incentive grant in 2009.

(4)
The sum of (a) salary, (b) target bonus and (c) grant date value of the fiscal 2009 discretionary long-term incentive award.

(5)
The Company announced the resignation of Mr. Baker in February 2009.

        As described herein, compensation paid to our NEOs is structured to be competitive with our Peer Group and to ensure that there is an appropriate balance among the various elements of compensation.

  Base Compensation

        We provide our NEOs with a base salary that is structured around the 50th percentile of the Peer Group and other medical technology companies from the surveys that we compete with for executive talent. In setting base salaries for our executive officers, the Compensation Committee reviewed data from independently conducted compensation surveys using medical technology companies as well as actual salaries reported in the proxy statements of Peer Group companies. While base salaries are not considered by the IRS to constitute performance-based compensation, in addition to market positioning, each year the Company determines base salary increases based upon the performance of the executive officers as assessed by the CEO and the Compensation Committee. For the former CEO, there was no increase granted in 2009.

        Mr. Pacek received a 20.0% increase to his base salary effective January 1, 2009 in connection with his increased job responsibilities and promotion to Senior Vice President, Strategic Business Units which approximated the 25th percentile of the Radford market data. Mr. Dahlborg received a 5% increase to his base salary effective as of January 1, 2009 in connection with his promotion to Senior Vice President and President, International Operations which approximated the 25th percentile of the Watson Wyatt market data. Since Mr. Pacek and Mr. Dahlborg were newly promoted to their positions, we placed their base salaries at approximately the 25th percentile of the market data to reflect time in the new positions as well as recognizing future growth potential in their respective jobs. There were no merit increases granted in 2009 to the NEOs.

Name	Annual Salary as of December 31, 2008	January 1, 2009 Salary	Percentage Increase
Richard A. Christensen	$247,470	$247,470	0.0%
James L. Pacek(1)	$216,774	$260,129	20.0%
Sten I. Dahlborg(2)	$225,904	$237,200	5.0%
Michael A. Baker	$490,000	$490,000	0.0%

(1)
Mr. Pacek Received a salary increase effective 01/01/09 to $260,129 as part of his promotion to Senior Vice President, Strategic Business Units.

(2)
Mr. Dahlborg received a salary increase effective 01/01/09 to $237,200 as part of his promotion to Senior Vice President and President, International Operations. Mr. Dahlborg's salary was converted using the 2009 average monthly conversion rate of 1 SEK : 0.140026 USD.

        In February 2009, at the time of Mr. Fitzgerald's appointment to Acting President and CEO, his base salary was set at $480,000 which was slightly below the 75th percentile of the Peer Group that was identified in the first quarter of 2009. In April 2009, when Mr. Newton was hired as Senior Vice President and CFO, his salary was set at $285,000 which was slightly above the 50th percentile of the

Peer Group that was identified in the first quarter of 2009. Mr. Fitzgerald and Mr. Newton were paid at these levels due to Mr. Fitzgerald's prior experience as CEO of Howmedica and Mr. Newton's prior experience as partner with Deloitte & Touche and CEO of Synenco Energy Inc. These percentile targets are similar to the percentile targets which were used with respect to our former executives previously serving in a similar capacity.

        As of January 1, 2010 we realigned the base salary and bonus targets of the NEOs to more closely align with the base salary and bonus targets of the Peer Group and Radford market data. Mr. Fitzgerald's base salary was set at $535,000 which was slightly above the 75th percentile of the October 2009 Peer Group. The January 1, 2010 total cash compensation targets of the other NEOs, excluding the CEO, on average is between the 50th and 75th percentile of the Radford, Watson Wyatt, and October 2009 Peer Group.

  Performance-Based Compensation

  Annual Cash Incentive Opportunity

        We structure our compensation programs to reward executive officers based on our performance and the individual executive's contribution to that performance. This allows executive officers to receive bonus compensation in the event certain specified corporate performance objectives are achieved. In determining the compensation awarded to each executive officer based on performance, annual evaluations of Company and the executive's individual performance against approved objectives are made.

        Under the 2009 Executive Bonus Plan, all NEOs, except the current and former CEO, were eligible to receive a cash bonus equal to 60 percent of their base salary (target bonus) dependent on achievement of specific financial objectives tied to the annual Board approved operating plan. This target bonus percentage was the same as the percentage in 2008. The potential bonus earned by each executive was subject to certain bonus multipliers linked to under-achievement or over-achievement of these financial objectives and subject to each executive's individual performance. The NEOs' target bonus, if paid, would place them on average at approximately the 50th percentile of the market on a total cash compensation basis for 2009.

        The actual bonus available under the 2009 Executive Bonus Plan generally depends on the level at which the Company achieves its net product revenue and cash management goals as set forth in our Board-approved operating forecast for 2009 as follows:

Performance Criteria	Relative Weight	Threshold Bonus Achievement Level	Downside and Upside Bonus Multiplier
Net Product Revenue	60.0%	85.0%	1:3 Ratio
Cash Management Goal	40.0%	85.0%	1:3 Ratio

        Under the 2009 Executive Bonus Plan, "Threshold Bonus Achievement Level" means the minimum percentage of criteria achievement at which a bonus is payable, or 85 percent. If the weighted average of Net Product Revenue (60 percent) and Cash Management (40 percent) results are below 85 percent, bonuses are not earned. Achievement of weighted average Net Product Revenue and Cash Management results equal to or greater than 85 percent determine the bonus potential, subject to the 1:3 multiplier effect. For example, if the Bonus Achievement Level is 85 percent, then the executive officers are eligible for 55 percent of their target bonus potential. The 15 percent shortfall is multiplied by three to reduce bonus potential 45 percent. At 100 percent achievement, executive officers are eligible for 100 percent of their target bonus potential, If, for example, the Bonus Achievement Level is 110 percent, then executive officers are eligible for 130 percent of their target bonus potential

(100 percent plus three times the 10 percent overachievement). The Bonus Level maximum is 115 percent and the maximum Total Bonus Potential is 145 percent.

        The annual bonus awarded to an executive, other than the CEO, may be increased or decreased due to individual performance at the recommendation of the CEO subject to Board approval. The annual bonus awarded to the CEO may be increased or decreased at the sole discretion of our Board of Directors. Each executive's performance, including the CEO, is evaluated against predetermined annual operating and strategic goals prior to payment of the bonus, and the final bonus payment may be adjusted relative to the achievement of those goals. The performance criteria in the 2009 Executive Bonus Plan may be adjusted by the Board of Directors to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent that, the Board of Directors does consider the effect of such events indicative of Company performance. Payments to executives under the 2009 Executive Bonus Plan are contingent upon continued employment through the bonus payment date, though pro rata bonus payments may be paid in the event of death or disability based on actual performance at the date relative to the targeted performance criteria for the bonus program. If the executive terminates due to retirement, the CEO may recommend, and the Board may approve, the payment of the prorata bonus at its discretion and contingent upon the Company meeting all relevant goals and performance criteria. If threshold bonus achievement levels are not attained, the CEO may recommend, and the Board may approve, special bonus payments to individuals for outstanding performance.

        The 2009 Executive Bonus Plan Calculations for Fiscal 2009 table below summarizes the performance targets, actual achievement and the calculations for determining the bonus awarded to the NEOs for 2009. The annual bonus awarded to the NEOs may be increased or decreased due to individual performance.

2009 Executive Bonus Plan Calculations for Fiscal 2009

Performance Criteria	2009 Forecast Target (in 000s)	Actual Achievement (in 000s)	Percentage Achieved	Weight	Bonus Percentage Achieved	Bonus Percentage Payout
Net Product Revenue	$317,000	$315,763	99.6%	60.0%	59.8%
Cash Management Goal			100.0%	40.0%	40.0%
Bonus					99.8%	100.0%

        The cash management goal had objectives primarily related to maintaining liquidity and preserving the business as the Company worked its way through the Audit Committee's Review, the restatement of its financial statements, and events of default under the Company's Credit Agreement dated January 13, 2006 and terminated on September 1, 2009 (the "Credit Agreement"). These were recommended by the CEO and approved by the Board, and included priorities such as maintaining required working capital, funding necessary capital requirements, generating sufficient cash for operations, raising outside capital, and paying off amounts due under the Credit Agreement.

        The table above contains numbers regarding past Company performance targets and goals. These targets and goals disclosed are in the limited context of our compensation plan and should not be understood to be statements of managements' expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        For 2009, David Fitzgerald was eligible to receive a total bonus equal to 100 percent of his base salary subject to the bonus multipliers and his individual performance. The current CEO's target bonus is paid 75 percent in cash and 25 percent in equity awards. Todd Newton was eligible to receive a total cash bonus equal to 60 percent of his base salary subject to the bonus multipliers and his individual performance. The Compensation Committee adopted the 2009 Executive Bonus Plan after the restatement of our financial statements was completed.

        As of January 1, 2010 we realigned the base salary and bonus targets of the NEOs to more closely align with the base salary and bonus targets of the Peer Group, Radford, and Watson Wyatt market data. Mr. Fitzgerald's 2010 target bonus is now 80 percent of base salary and the 25 percent equity award portion of his target bonus was eliminated. Mr. Fitzgerald's total target cash compensation was held at approximately the same level as it was in 2009 (including the fiscal year 2009 25 percent target equity portion of his bonus). The 2010 year target bonus percentages were changed from 60 percent to 50 percent for Mr. Newton, Mr. Pacek and Mr. Dahlborg and from 60 percent to 45 percent for Mr. Christensen. The total cash compensation level targets for Mr. Newton, Mr. Pacek, Mr. Dahlborg, and Mr. Christensen were held at the same levels as in 2009 prior to their 2010 merit increase. Total target cash compensation of the other NEOs for 2010, excluding the CEO, on average is between the 50th and 75th percentile of the October 2009 Peer Group, Radford, and Watson Wyatt market data.

  Discretionary Long-Term Equity Incentive Awards

        Our executive officers and other key employees are eligible to participate in our periodic award of SOs, SARs, RSUs or RS grants as part of our policy to provide management with longer-term incentives that promote building value in the Company. The grants are the most important part of our pay for performance compensation. The grants to executive officers, if made, are normally made at the first regularly scheduled Board of Directors meeting after the close of the fiscal year and are closely tied to our prior fiscal year performance, the executive's job position and individual performance, and retention considerations. In 2009, no equity grants were made until the restatement of our financial statements were completed.

        The issuance of SARs began in 2006 and helps minimize stockholder dilution when compared to SOs. Guidelines for the number of SOs, SARs, RS and RSUs granted to each individual are determined using a procedure approved by the Compensation Committee based upon several factors, including the individual's job position, retention, corporate financial and individual performance, peer group data, the relative compensation rates of other internal employees, and the amount of historical equity grants made to each individual. In October of 2009, compensation consultants from Radford conducted a comprehensive review of historical equity grants by employee and position, proxy equity data from Equilar, and market equity data from Radford. Radford then conducted another equity review in December 2009 due to changes in our Black-Scholes value assumptions. The compensation consultants from Radford provided a range of equity grant recommendations based on percentile benchmarks to the CEO and Compensation Committee for the NEOs, excluding the CEO. The CEO then made grant recommendations based on the factors described above. The compensation consultants also provided a range of equity grant recommendations to the Compensation Committee for the CEO. The Compensation Committee decided on the best equity grant mix for each NEO, including the CEO, after review of the market data.

        As described above, the CEO and CFO did not receive new hire discretionary long-term equity incentive awards when they were hired in 2009 as our SEC Form S-8 registration statements with respect to our equity compensation plans were not current and therefore were unavailable until the Company completed the restatement of its financial statements and made the requisite filings with the SEC. The Company completed the filing of the restated financial statements with the SEC on November 18, 2009 and delinquent quarterly filings on November 24, 2009. The CEO and CFO were granted SOs, which were a mix of ISOs, NSOs, and RSUs in December 2009. Mr. Christensen and Mr. Pacek were granted ISOs and NSOs, and Mr. Dahlborg was granted RSUs due to the tax treatment of SOs in Sweden. Mr. Fitzgerald received 12,765 ISOs and 157,235 NSOs with a grant date value of $1,823,590. He also received 30,000 RSUs with a grant date value of $704,970. Mr. Newton was granted 17,020 ISOs, 62,980 NSOs, and 15,000 RSUs with a total value of $1,210,660. Mr. Newton also had a nonrecurring grant in the amount of 13,280 SOs with a value of $142,455. This grant was awarded as part of the Restatement Bonus Plan that was adopted on March 30, 2009 and filed with the

SEC on April 3, 2009. The purpose of the Plan was to provide additional incentive to facilitate the process of the restatement of the Company's financial statements by providing the opportunity to receive the right to receive a bonus in the form of additional options to purchase shares of the Company's common stock. On average, approximately 57 percent of the NEOs' total target direct compensation was granted in discretionary long-term equity in 2009, excluding the CEO and CFO. The CEO and CFO were granted new hire grants in December 2009 after the filing of the restated financial statements with the SEC.

        Information regarding the equity grants made to our named executive officers for fiscal 2009 is included in the Summary Compensation Table, the Grants of Plan-Based Awards Table, and the Outstanding Equity Awards at Fiscal Year-End Table.

        Annual grant levels for NEOs, other than our CEO and CFO, for fiscal 2009 ranged from 22,500 to 50,000 shares. Richard A. Christensen was granted 12,597 ISOs and 37,403 NSOs with a total value of $536,350. James L. Pacek was granted 15,778 ISOs and 34,222 NSOs with a total value of $536,350. Sten I. Dahlborg was granted 22,500 RSUs with a total value of $528,728. As noted above, "value" is based on the grant date fair value of the awards.

        ISOs and NSOs are granted with a per share exercise price of 100 percent of the market closing price of our underlying stock on the day of the date of grant. ISOs and NSOs have a seven year term and typically vest over four years. The seven year term for ISOs and NSOs provides a reasonable time frame in which to align the executive's interests with the potential price appreciation of our shares, which represents our increased value. RSUs are generally issued for a nominal purchase price, if any, and typically vest over a five-year period. The Board of Directors has the ultimate responsibility of administering our stock incentive plans and has delegated the authority to the Compensation Committee to carry out these responsibilities.

  Named Executive Officer Stock Ownership Guidelines

        Effective January 1, 2008, the Compensation Committee adopted stock ownership guidelines for the NEOs. The guidelines help ensure that our NEOs maintain an equity stake in the Company, and by doing so, appropriately link their interests with those of other stockholders. All NEOs are encouraged to own a minimum of $100,000 of our stock within four years of their date of hire.

  Defined Contribution Plans

        We have a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, to cover our U.S. employees, including NEOs. The 401(k) Plan permits eligible employees of the Company to defer up to 75 percent of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. In 2009, we made annual matching contributions to the 401(k) Plan in an amount equal to a dollar of Company stock for each dollar of participant contributions, up to a maximum of $2,500 in our stock. Eligible employees will receive a maximum of $625 per quarter with any additional matching contributions made at the end of the fiscal year for employees who may be hired throughout the fiscal year. While eligible participants may receive the stock matching contributions quarterly, 401(k) Plan participants are eligible to vest in current and future stock matching contributions after the first year of employment following date of hire. Our eligible employees may begin participating in the 401(k) Plan immediately upon date of hire. Mr. Dahlborg is eligible to participate in the Arthrocare Pension Scheme 2007, a broad-based plan under which our employees in certain foreign countries are eligible to participate.

        We do not provide defined benefit plans or deferred compensation plans to our NEOs or to other employees.

  Severance and Change in Control Arrangements with the NEOs

        We have agreements with the NEOs which provide for severance benefits under certain events. The Compensation Committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these NEOs. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. All of the companies in our October 2009 peer group offer severance and/or change in control agreements to their senior executives. The change of control provisions in the agreements are intended to provide executive officers financial security and sufficient incentive and encouragement to remain with the Company. As described in more detail below, we have structured the agreements to provide for acceleration of some or all equity grants, depending on the executive's employment status, in the event of a change in control.

        The Compensation Committee also believes that reasonable severance benefits should be provided to executive officers. Severance benefits reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time. Severance benefits are also intended to retain our executive officers in the market we compete with for executive talent. Base salary and supplemental COBRA payments provide economic security to ease in the executive's transition to new employment. Severance arrangements do not affect the other compensation elements.

        Additional information regarding the severance and change in control benefits is included below and in the Potential Payments Upon Termination or Change in Control Tables.

        Mr. Baker resigned in February 2009. Mr. Baker did not receive any compensation or payments in connection with his resignation in February 2009.

  Continuity Agreements

        Each NEO, other than the former CEO, the current CEO, and the CFO, has entered into a continuity agreement with us that provides for severance benefits under certain events described below.

  Termination Without Cause Apart from a Change in Control

        The continuity agreements provide that in the event of Termination Without Cause apart from a Change in Control of the Company, the executive will be entitled to receive severance pay for a term of six months immediately commencing with the termination of the executive's employment with the Company, at a rate equal to the executive's base salary, not including bonus, in effect immediately prior to the executive's termination. The executive will also be reimbursed, not to exceed $650 per month, for the amount of his or her premium payment for group health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, provided that the executive elects such coverage. Upon the earlier of (i) the time that the executive no longer constitutes a Qualified Beneficiary (as such term is defined in Section 4980B(g)(1) of the Code) and (ii) the date six months following the executive's termination, our obligations to reimburse the executive will cease.

        Effective as of the date of the NEO's termination, SOs and SARs will cease to continue vesting and all of the unvested options and SARs will be cancelled. The NEO's options and SARs that are vested at the time of termination will remain exercisable in accordance with the terms of the stock option agreements or stock appreciation rights agreements, as applicable, pursuant to which they were granted. Unvested RS and RSUs will be subject to forfeiture and repurchase pursuant to the terms of the restricted stock agreements or restricted stock unit agreements, as applicable, by which they were granted.

        Under the continuity agreements, the definition of "Cause" means the happening of one or more of the following events, in each case as determined in good faith by our Board of Directors; (i) any act of personal dishonesty taken by the NEO in connection with his/her responsibilities as an employee and intended to result in his or her substantial personal enrichment; (ii) the NEO's commission of a felony or an act of fraud against the Company or affiliates; (iii) a willful act by the NEO that constitutes gross misconduct and that is injurious to the Company; (iv) the NEO's failure to satisfactorily perform the NEO's obligations under his or her duties and scope of employment, which failure adversely affects the business of the Company or its affiliates, as determined by a majority of the members of our Board of Directors; and (v) continued violations by the executive of the NEO's obligations under his or her duties and scope of employment, that are demonstrably willful and deliberate on the NEO's part after we have delivered to the executive a written demand for performance that describes the basis for our belief that the NEO has not substantially performed his or her duties along with an opportunity for the NEO to meet such demands, which the NEO fails to accomplish within a reasonable period of time.

  Involuntary Termination Following a Change in Control

        All NEO continuity agreements provide that if the NEO's employment with the Company terminates in an Involuntary Termination Without Cause at any time within twenty-four months after a Change in Control, then the executive shall be entitled to receive severance pay at a rate equal to the NEO's current compensation. "Current compensation" means an amount equal to the greater of (i) the NEO's base compensation earned in the fiscal year preceding the fiscal year of the NEO's termination; or (ii) the NEO's base compensation for the fiscal year of the NEO's termination, including 100 percent of any bonus which the NEO could have earned during such fiscal year, assuming the achievement of all relevant executive and Company goals, milestones and performance criteria. The severance period commences with the termination of the NEO's employment in an Involuntary Termination Without Cause and ends with the expiration of twenty-four months following the date of the NEO's termination. The NEO will also be reimbursed, not to exceed $650 per month, for the amount of his or her premium payment for group health coverage pursuant to COBRA, provided that the NEO elects such coverage. Upon the earlier of (1) the time that the NEO no longer constitutes a Qualified Beneficiary and (2) the date twenty-four months following the NEO's termination, our obligations to reimburse the NEO will cease. If our obligations cease due to the time the NEO no longer constitutes a Qualified Beneficiary, we will make a lump sum payment to the executive, on the date eighteen (18) months following the date of the Employee's Separation from Service, equal to the product of the last monthly reimbursement paid to the executive multiplied by six. During the twenty-four months following termination of the NEO's employment, he or she is entitled to executive-level outplacement services at our expense, not to exceed $15,000. At the time of Involuntary Termination following a Change in Control, the NEO will become 100 percent vested with respect to any outstanding SARs and options to purchase our capital stock that the NEO holds and any restrictions with respect to RS and RSUs of our capital stock that the NEO holds will immediately lapse.

        Under the continuity agreements, "Change in Control" means the occurrence of any of the following events: (i) a merger or consolidation of us with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the total voting power represented by the voting securities of us or such surviving entity outstanding immediately after such merger or consolidation; (ii) the approval by our stockholders of a plan of complete liquidation of the Company or an agreement for the sale or disposition by us of all or substantially all of our assets; or (iii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are our directors as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) or (ii) or in connection with an actual or threatened proxy contest relating to the election of our directors.

  Change in Control without Termination

        Upon a Change in Control, all NEOs, including the former CEO, would immediately become 50 percent vested with respect to any outstanding unvested SARs and options to purchase our capital stock that the NEO then holds and any restrictions with respect to 50 percent of the unvested RS and RSUs of our capital stock that the executive holds would immediately lapse. The remainder of the shares would vest in accordance with the original vesting schedule.

        Upon a Change in Control that constitutes a Hostile Takeover, all NEOs, including the former CEO, would immediately become 100 percent vested with respect to any outstanding SARs and options to purchase our capital stock that the executive holds and any restrictions with respect to RS and RSUs of our capital stock that the executive holds would immediately lapse.

        Under the continuity agreements, the definition of "Hostile Takeover" means any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing 50 percent or more of the total voting power represented by our then outstanding voting securities, without the approval of our Board of Directors.

  Termination Resulting from Death or Disability

        If we terminate the employment of an executive, other than the CEO, as a result of the executive's disability or death, then the executive will not be entitled to receive severance or other benefits under the continuity agreement, but will be eligible for those benefits as may be established under our existing severance and benefits plans and policies at the time of the disability or death.

  Excise Tax Reimbursement

        The executives are eligible for Company reimbursement of golden parachute excise taxes paid or payable by them. In the event that any payment or other benefit conferred by us to or for the benefit of the executive under the continuity agreement, whether paid or payable, but determined without regard to any additional payment required under the continuity agreement, the Payments, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Excise Tax, then the executive shall be entitled to receive an additional payment from us, the Reimbursement Payment, equal to 100 percent of any Excise Tax actually paid or payable by the Employee in connection with the Payments, plus an additional payment from us in such amount that after payment of all taxes (including, without limitation, any interest and penalties on such taxes and the Excise Tax) on the Reimbursement Payment, the executive retains an amount equal to the Reimbursement Payment. As described below, we did not include this excise tax reimbursement provision in the new employment agreements for David Fitzgerald and Todd Newton, and such agreements provide that the executive would be entitled to receive either (i) the full amount of the payments, or (ii) a lesser amount which would result in no portion of such payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the executive, on an after-tax basis, of the greatest amounts of payments, notwithstanding that all or some portion of such payments may be subject to the Excise Tax.

        The following table describes the material terms of the continuity agreements:

Description	Benefits(1)
Termination without cause apart from a Change in Control

•       Base Salary—current base salary for 6 months

•       COBRA: $650 per month for 6 months

•       Stock—SOs and SARs cease to vest and all unvested SOs and SARs are cancelled. Unvested RS and RSUs are subject to forfeiture and repurchase pursuant to the terms of the stock agreements.

Involuntary termination without cause following a Change in Control at any time within 24 months after a Change in Control

•       Current compensation for 24 months.(2)

•       COBRA: $650 per month for 24 months. If employee is no longer a qualified beneficiary; COBRA lump sum payment of last monthly reimbursement paid multiplied by six.

•       Outplacement Services: for 24 months not to exceed $15,000

•       Stock: 100 percent vested with respect to any outstanding SARs and options to purchase the Company's capital stock that the executive holds. Any restrictions with RS and RSUs immediately lapse.

Change in Control without termination
Stock: 50 percent vested with respect to any outstanding unvested SARs and options to purchase the Company's capital stock that the executive holds. Any restrictions with respect to 50 percent of the unvested RS and RSUs immediately lapse.
Change in Control without termination—Hostile Takeover
Stock: 100 percent vested with respect to any outstanding SARs and options to purchase the Company's capital stock that the executive holds. Any restrictions with respect to the unvested RS and RSUs immediately lapse.
Termination resulting from death or disability
Not entitled to receive severance or other benefits under the continuity agreement, but is eligible for those benefits as may be established under the Company's existing severance and benefits plans and policies at the time of the disability or death.

(1)
Summary of items under continuity agreement. Terms and definitions under continuity agreement apply.

(2)
"Current compensation" means an amount equal to the greater of (i) the executive's base compensation earned in the fiscal year preceding the fiscal year of the executive's termination; or (ii) the executive's base compensation for the fiscal year of the executive's termination, including 100 percent of any bonus which the executive could have earned during such fiscal year, assuming the achievement of all relevant executive and Company goals, milestones and performance criteria.

  Employment Agreement of the Former Chief Executive Officer

        The following table discusses the material terms of our employment agreement with our former CEO, Michael A. Baker. In February 2009, our Audit Committee identified certain improper practices in the insurance billing and healthcare compliance practices area associated with our Spine Business Unit. In connection with the Review, in February 2009, Mr. Baker, resigned as President and CEO and as a member of our Board of Directors. Upon his resignation, Mr. Baker received no compensation, severance or other payments in connection with his resignation either under his employment agreement with us or otherwise, and Mr. Baker acknowledged that he had no rights to any of the severance benefits pursuant to his employment agreement due to the voluntary nature of his resignation. In connection with his resignation, Mr. Baker also agreed to remain bound by the non-solicitation covenant of this employment agreement for the twelve-month period following his resignation. Mr. Baker also agreed to remain obligated under our Employment, Proprietary Information and Invention Assignment Agreement after his resignation. Mr. Baker was relieved of his obligations under the terms of the noncompetition covenant of the employment agreement at the time of his resignation.

Description	Benefits(1)
Involuntary Termination without cause apart from a Change in Control, or after the 24-month period following the effective date of a Change in Control

•       One lump-sum payment equal to (i) current compensation (on a monthly basis) multiplied by 18, plus (ii) an amount equal to Executive's base salary for the fiscal year in which the termination occurs.

•       COBRA: $1,300 per month for 18 months

•       Stock: Equity awards would automatically accelerate and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the unvested shares.

Involuntary termination without cause following a Change in Control at any time within 24 months after a Change in Control

•       Sum of (i) Current compensation and (ii) cash portion of target annual bonus for fiscal year in which termination occurs multiplied by three.(2)

•       COBRA: $1,300 per month for 36 months.

•       Stock: The vesting and exercisability of all outstanding equity awards would be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination.

•       SOs granted following January 1, 2003 and any other equity awards granted on or following the date of the employment agreement, the exercisability of SOs and equity awards would be extended to a total of 12 months from termination.

Description	Benefits(1)

•       SOs granted on or prior to January 1, 2003 and any other equity awards granted prior to January 1, 2007, the exercisability of SOs and equity awards would be extended to the later of (i) the 15th day of the third month following or (ii) December 31 of the year if which, in each case, the option or other equity award would have otherwise expired following termination.

Change in Control without termination
Stock: vesting and exercisability of all outstanding equity awards would be automatically accelerated and any transfer or forfeiture on the equity awards would automatically lapse as to 50 percent of the then-unvested shares.
Change in Control without termination resulting from a Hostile Takeover
Stock: vesting and exercisability of all outstanding equity awards would be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the shares.
Termination resulting from death or disability
Vesting and exercisability of outstanding equity awards would be automatically accelerated and any transfer or forfeiture restrictions would automatically lapse as to 100 percent of the shares. Mr. Baker or his estate or designated beneficiary(ies) would receive payment(s) for all salary and unpaid vacation accrued as of the date of termination of employment and his benefits would be continued under our existing benefit plans and policies in effect on the date of termination and in accordance with applicable law.
Additional Benefits

•       Annual physical.

•       Term life policy $1,000,000 face value.

•       Reimbursement of up to $5,000 for attorney's fees and expenses incurred in connection with the negotiation and execution of the employment agreement.

•       Employee benefit plans, including medical, dental, vision, life insurance and short and long term disability plans.

•       Employee stock purchase plan and 401(k) Plan.

•       Reimbursement of 100 percent of any golden parachute excise taxes paid or payable by him.

(1)
Summary of items under employment agreement. Terms and definitions under employment agreement apply.

(2)
"Current Compensation" means an amount equal to the greater of (i) executive's base salary earned in the fiscal year preceding the fiscal year of executive's termination, or (ii) executive's base salary for the fiscal year of executive's termination.

2009 Employment Agreements

  2009 Employment Agreement of the President and Chief Executive Officer

        Effective March 30, 2009, we entered into an employment agreement with Mr. Fitzgerald in connection with his appointment to Acting President and Chief Executive Officer. Effective October 21, 2009, David Fitzgerald was named President and Chief Executive Officer.

  Involuntary Termination Without Cause Following a Change in Control

        Under this agreement, if his employment is involuntarily terminated without cause within 24 months following a Change in Control, Mr. Fitzgerald would be entitled to receive as severance an amount equal to the sum of (i) his base salary (on a monthly basis) multiplied by the length of the "Continuation Period" (as defined below), plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100 percent of budget or plan) multiplied by (x) the number of months in the Continuation Period divided by (y) twelve. Mr. Fitzgerald would be eligible to receive reimbursement equal to $1,500 per month during the continuation period which is intended to reimburse his premium payments, if any, for group health coverage elected by him pursuant to COBRA. The vesting and exercisability of all of Mr. Fitzgerald's outstanding equity awards would be automatically accelerated and any transfer or forfeiture restrictions on the equity awards would automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination. The severance and other benefits are subject to Mr. Fitzgerald executing and not revoking a general release of claims against the Company in a form acceptable to the Company.

        For purposes of Mr. Fitzgerald's employment agreement, "Continuation Period" is defined as the period of time commencing on the date of an involuntary termination, of a duration equal to two months for each full month of Mr. Fitzgerald's employment as Acting President and CEO of the Company, up to a maximum of (i) 24 months, for purposes of an involuntary termination which occurs within 24 months after a Change in Control, or (ii) 18 months, for purposes of an involuntary termination which occurs prior to a Change in Control or more than twenty-four months following a Change in Control.

  Involuntary Termination Without Cause Apart from a Change in Control

        In the event Mr. Fitzgerald's employment is involuntarily terminated without cause at any time prior to the occurrence of a Change in Control or after the 24 month period following a Change in Control, Mr. Fitzgerald would be entitled to receive as severance in one lump-sum payment an amount equal to (i) his base salary (on a monthly basis) multiplied by the length of the continuation period, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100 percent of budget or plan) multiplied by (x) the number of months in the continuation period divided by (y) 12. Mr. Fitzgerald would be eligible to receive reimbursement equal to $1,500 per month during the continuation period which is intended to reimburse his premium payments, if any, for group health coverage elected by him pursuant to COBRA. The severance and other benefits are subject to Mr. Fitzgerald executing and not revoking a general release of claims against us in a form acceptable to us.

  Change in Control without Termination

        Upon a Change in Control, the vesting and exercisability of all of Mr. Fitzgerald's outstanding equity awards would be automatically accelerated and any transfer or forfeiture restrictions on the equity awards would automatically lapse as to 100 percent of the then-unvested shares.

  Termination Resulting from Death or Disability

        If Mr. Fitzgerald's employment was terminated as a result of his death or disability, he will not be entitled to any other severance or other benefits. Mr. Fitzgerald, or, as the case may be, his estate or designated beneficiary(ies) would receive payment(s) for all accrued but unpaid base salary (and any portion of the annual bonus that has been awarded by the Board of Directors or compensation committee or earned pursuant to the terms of the applicable bonus plan or program with respect to the applicable year and was unpaid on the termination date), and all accrued but unused vacation as of the date of his termination of employment, and his benefits will be continued under our existing benefit plans and policies in effect on the date of termination and in accordance with applicable law.

  Excise Tax Reimbursement

        In the event that any payment or other benefit conferred by us to or for the benefit of Mr. Fitzgerald under his employment agreement, whether paid or payable, the Payments, would be subject to the Excise Tax, then Mr. Fitzgerald would be entitled to receive such Payments either (i) in full, or (ii) as to such lesser amount which would result in no portion of such Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Mr. Fitzgerald, on an after-tax basis, of the greatest amounts of Payments, notwithstanding that all or some portion of such Payments may be subject to the Excise Tax. To the extent that any reduction of Payments is required, the specific Payments that will be reduced and the order of such reduction will be determined by us in our sole discretion

  Additional Benefits

        Mr. Fitzgerald is eligible to participate in our employee benefit plans including medical, disability, and life insurance in accordance with the rules established for individual participation in any such plan under applicable law.

        We will provide the following benefits to Mr. Fitzgerald at our expense:

  (i)
  an annual physical examination, with Mr. Fitzgerald's agreement that the doctor performing the examination will provide a copy of the examination report to the Compensation Committee; and

  (ii)
  reimburse Mr. Fitzgerald for attorneys' fees and expenses incurred by Mr. Fitzgerald in connection with the negotiation and execution of the employment agreement, up to a maximum of $5,000.

The following table describes the material terms of the 2009 Employment Agreement for the President and CEO.

Reason for Termination	Severance Benefits(1)
Involuntary Termination without cause apart from a Change in Control, or after the 24-month period following the effective date of a Change in Control

•       One lump-sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 18 months, plus (ii) an amount equal to the Executive's cash portion of Executive's target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•       COBRA: $1,500 per month for the continuation period (of up to 18 months).

Involuntary termination without cause following a Change in Control at any time within 24 months after a Change in Control

•       Sum of (i) the Executive's base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 24 months, plus (ii) an amount equal to the Executive's cash portion of Executive's target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•       COBRA: $1,500 per month for the continuation period (of up to 24 months).

•       Stock: The vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination.

Change in Control without termination
Stock: vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the then-unvested shares.

Reason for Termination	Severance Benefits(1)
Termination resulting from death or disability	Not entitled to receive severance or other benefits under the employment agreement. Mr. Fitzgerald or his estate or designated beneficiary(ies) will receive payment(s) for all accrued but unpaid base salary (and any portion of the annual bonus that has been awarded by the Board of Directors or compensation committee or earned pursuant to the terms of the applicable bonus plan or program with respect to the applicable year and was unpaid on the termination date), and all accrued but unused vacation as of the date of his termination of employment. Mr. Fitzgerald's benefits will be continued under the Company's then existing benefit plans and policies in accordance with the plans and policies in effect on the date of termination and in accordance with applicable law.
Additional Benefits	• Annual physical • Reimburse up to $5,000 for attorney's fees and expenses incurred in connection with the negotiation and execution of the employment agreement.

(1)
Summary of items under employment agreement. Terms and definitions under employment agreement apply.

        Mr. Fitzgerald entered into an Amended and Restated Employment Agreement effective January 8, 2010. The following describes the material differences between the 2010 Amended and Restated Employment Agreement and his original employment agreement.

  •
  Effective January 1, 2010, Mr. Fitzgerald's annual base salary was increased from $480,000 to $535,000 and his annual cash target bonus changed from 75% to 80% of his annual base salary. The 25% annual equity portion of his bonus was eliminated for 2010. Mr. Fitzgerald's base salary is slightly above the 75th percentile of the October 2009 Peer Group. His total target cash compensation for 2010 was held at approximately the same level as it was in 2009 (including the fiscal year 2009 25% target equity portion of his bonus) and is slightly above the 50th percentile of the October 2009 Peer Group and Radford market data. The change was made in order to align his annual base salary and target bonus more closely with the market.

  •
  In addition to providing for acceleration of vesting of equity awards upon a Change of Control, the amended and restated agreement also provides for acceleration of vesting and exercisability of such awards upon (A) his termination of employment due to death or disability, or (B) the formal acceptance by our Board of Directors of Mr. Fitzgerald's resignation under circumstances acceptable to the Board of Directors. In addition, upon a termination of employment in connection with a resignation described in (B) of the preceding sentence, each stock option held by Mr. Fitzgerald which was granted to him while he was serving as President and Chief Executive Officer of the Company shall remain exercisable until the date occurring one (1) year after the date of his termination of employment or, if earlier, the expiration date on which such option would have expired without regard to his termination of employment or service with the Company.

  2009 Employment Agreement of the Senior Vice President and Chief Financial Officer

        Mr. Newton entered into an employment agreement effective April 2, 2009. The following table describes the material terms of the Employment Agreement.

Description	Benefits(1)
Involuntary Termination without cause apart from a Change in Control, or after the 24-month period following the effective date of a Change in Control(2)

•       One lump-sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 12 months, plus (ii) an amount equal to the Executive's cash portion of Executive's target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•       COBRA: $1,500 per month for the continuation period (of up to 12 months).

Involuntary termination without cause following a Change in Control at any time within 24 months after a Change in Control

•       Sum of (i) the Executive's base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 24 months, plus (ii) an amount equal to the Executive's cash portion of Executive's target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•        COBRA—$1,500 per month for the continuation period (of up to 24 months).

•       Stock—The vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination.

Change in Control without termination
Stock: vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 50 percent of the then-unvested shares.
Change in Control without termination—Hostile Takeover
Stock: vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the then-unvested shares.

Description	Benefits(1)
Termination resulting from death or disability	Not entitled to receive severance or other benefits under the employment agreement. Mr. Newton or his estate or designated beneficiary(ies) will receive payment(s) for all salary and unpaid vacation accrued as of the date of his termination of employment and his benefits will be continued under the Company's then existing benefit plans and policies in accordance with the plans and policies in effect on the date of termination and in accordance with applicable law.
Additional Benefits(3)
Relocation Assistance: the Company will pay Mr. Newton an amount equal to $1,500 per month for the first six months following Mr. Newton's date of hire for relocation assistance. In the event that Mr. Newton's employment terminates within 6 months after his date of hire due to a voluntary termination or termination for cause, Mr. Newton will be obligated to repay the Company, on a prorated basis, the amount of any Relocation Assistance payments previously made by the Company.

(1)
Summary of items under employment agreement. Terms and definitions under employment agreement apply.

(2)
In the event of Involuntary Termination without cause apart from a Change in Control, or after the 24 month period following the effective date of a Change in Control, Mr. Newton's SOs and SARs cease to vest and all unvested SOs and SARs are cancelled. Unvested RS and RSUs are subject to forfeiture and repurchase pursuant to the terms of the stock agreements.

(3)
Effective June 28, 2009 the Compensation Committee approved an increase in the amount of Mr. Newton's relocation assistance from $1,500 to $2,000 per month due to the monthly payment being taxed as ordinary income to Mr. Newton. The increase of the amount to $2,000 per month was retroactive to Mr. Newton's date of hire.

        Mr. Newton entered into an amendment to his Employment Agreement effective January 8, 2010. Effective January 1, 2010 Mr. Newton's base salary was raised to $328,320 from $285,000 and his target bonus changed from 60% to 50% of his annual base salary. Mr. Newton's total target cash compensation is between the 50th and 75th percentile of the October 2009 Peer Group and Radford market data. All other terms of Mr. Newton's original employment agreement remain the same.

  What other elements of compensation and perquisites are offered to executive officers?

        In addition to the elements of executive compensation discussed above, the executive officers are eligible to receive health care coverage that is generally available to other employees of the Company. We also offer a number of other benefits to the NEOs pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, educational assistance, employee assistance, the 401(k) Plan (as described above) and certain other benefits. Many employees are also eligible for variable pay under sales incentive plans and/or the

Company bonus plan. The employee stock purchase plan was suspended for the offering period(s) beginning August 1, 2008 due to the suspension of the SEC Form S-8 and the restatement of our financial statements. The employee stock purchase plan was reinstated on February 1, 2010 after the restatement of our financial statements were filed with the SEC in 2009 as described above.

        The availability of the benefit programs allows us to attract, recruit and retain employees. The benefit programs provide employees access to quality healthcare and assists employees in meeting their financial and retirement goals. We also believe this assists in increasing employee loyalty to the Company.

  Does the Company have any policies with respect to equity compensation awards?

        We evaluate the allocation of equity awards among SO grants, RS grants, SARs, RSUs, participation units and the various other products available under the 2003 Plan by reference to the Peer Group and medical technology competitive companies discussed above. We do not have a policy of granting equity-based awards at other than the fair market value. The exercise price for stock option grants and similar awards is determined by using the closing market price per share of our common stock as reported on the Nasdaq Global Select Market on the date of grant.

        Periodic grants of equity-based compensation awards for executive officers made under the compensation program discussed above have been approved by the Compensation Committee (and, with respect to any grant to the CEO or other executive officer included in the periodic grant, by the Board). Such grants are ratified at the February and July meetings of the Board of Directors, or such later date that is at least the third business day after we have publicly released our operating and financial results for the fiscal quarter just ended, and the date or the later dates as established by the Board of Directors or the Compensation Committee will serve as the grant date of such awards. The date of the February and July Board meetings are established by the Board of Directors each year in the prior year. The Company may also make grants of equity incentive awards at the discretion of the Compensation Committee or the Board of Directors in connection with the hiring of new executives. Notwithstanding the foregoing, the Company will not make grants of equity-based compensation when employee-stockholders are otherwise prohibited from trading in our securities in accordance with our Code and insider trading policies, otherwise known as a "blackout period." Consistent with this policy, we do not make equity-based grants while in possession of material non-public information. The policy regarding the granting of equity-based compensation awards was adopted by the Compensation Committee on February 22, 2007.

        As described above, no equity grants were approved in February 2009 because of the unavailability of our Form S-8 registration statements with respect to our equity plans. The Compensation Committee and the Board approved the granting of equity awards effective as of December 16, 2009, after the filing of our restated financial statements with the SEC. The Form S-8 registration statements were unavailable until we completed the restatement of our financial statements and made the requisite filings with the SEC. There was no equity awarded to the NEOs in February 2010.

  Tax and Accounting Considerations

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for each of the CEO and certain other NEOs, unless such compensation meets the requirements for the "performance-based" exception to the general rule. The cash compensation paid to each NEO in 2009 did not exceed $1 million and the cash compensation payable to each of the NEOs, including the current CEO, in 2010 is also expected to be below $1 million. The Compensation Committee intends to continue seeking a tax deduction for all executive compensation, to the extent it determines that it is in the best interests of the Company, although it may award compensation to our executive officers which is not fully deductible if it determines that the award is consistent with its philosophy and is in the best interests of the Company and the stockholders. All of the SOs and SARS granted to our NEOs are intended to qualify under Section 162(m) as performance-based compensation, although the income from RS and RSUs granted to our NEOs generally does not qualify as performance-based compensation under Section 162(m).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee establishes and oversees the design and functioning of the Company's executive compensation policies and procedures. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for its 2010 Annual Meeting of Stockholders.

The Compensation Committee

Dr. Barbara D. Boyan
Christian P. Ahrens
James G. Foster, Compensation Committee Chairman
Peter L. Wilson

The foregoing Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

 EXECUTIVE OFFICER COMPENSATION

        The following table sets forth the compensation earned during the Last Fiscal year (and the 2007 and 2008 fiscal years, to the extent applicable) by the Company's Chief Executive Officer, the Company's Chief Financial Officer, and the other three most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2009, as well as Mr. Baker, our former Chief Executive Officer whose employment terminated on February 18, 2009.

 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Equity Incentive Plan Awards (5)	All Other Compensation (6)	Total
David Fitzgerald	2009	$426,573	$704,970	$1,823,590	$360,000	$—	$119,996	$2,500	$3,437,629
President and Chief	2008	$—	$—	$—	$—	$—	$—	$—	$—
Executive Officer	2007	$—	$—	$—	$—	$—	$—	$—	$—
Todd Newton	2009	$214,846	$352,500	$1,000,615	$171,000	$—	$—	$15,237	$1,754,198
Senior Vice President and	2008	$—	$—	$—	$—	$—	$—	$—	$—
Chief Financial Officer	2007	$—	$—	$—	$—	$—	$—	$—	$—
Richard A. Christensen	2009	$248,422	$—	$536,350	$148,482	$—	$—	$625	$933,879
Senior Vice President,	2008	$246,994	$502,398	$—	$—	$—	$—	$2,500	$751,892
Operations	2007	$236,579	$—	$503,070	$138,488	$—	$—	$2,000	$880,137
James L. Pacek	2009	$261,130	$—	$536,350	$156,078	$—	$—	$2,500	$956,058
Senior Vice President,	2008	$216,357	$127,655	$172,338	$—	$—	$—	$2,500	$518,850
Strategic Business Units	2007	$207,031	$40,697	$59,974	$121,310	$—	$—	$9,421	$438,433
Sten I. Dahlborg	2009	$237,200	$528,728	$—	$139,965	$—	$—	$96,881	$1,002,774
Senior Vice President,	2008	$242,588	$20,014	$79,994	$—	$—	$—	$101,480	$444,075
International Operations	2007	$228,797	$—	$83,173	$102,117	$—	$—	$197,580	$611,667
Michael A. Baker(7)	2009	$64,077	$—	$—	$—	$—	$—	$—	$64,077
Former President and	2008	$488,769	$1,263,893	$—	$—	$—	$—	$3,310	$1,755,972
Chief Executive Officer	2007	$466,807	$121,478	$2,371,523	$341,923	$—	$—	$2,810	$3,304,541

(1)
Since salary increases have historically occurred annually in April, the salaries presented in this column prior to 2009 reflect three months at one annual salary rate and nine months at a different annual salary rate for all NEOs. There were no merit increases granted in April 2009. Refer to "Elements of Compensation" and "Base Compensation" sections of the Company's Compensation and Disclosure and Analysis ("CD&A"). Mr. Dahlborg's 2009 salary was converted using the 2009 average monthly conversion ratio of 1 SEK: 0.140026 USD. Mr. Dahlborg's 2008 and 2007 salaries were converted using the 2008 average monthly conversion ratio of 1 SEK: 0.15165 USD and 2007 average monthly conversion ratio of 1:SEK: 0.1480 respectively. Mr. Fitzgerald's salary includes $7,496 for serving as a member of the Board of Directors from January 1, 2009 through February 17, 2009, which is calculated as the annual retainer for serving as a member of the board of directors and chairman of the Compensation Committee prorated from January 1, 2009 through February 17, 2009.

(2)
The Stock Awards column shows the grant date fair value of stock awards granted in 2009, 2008 and 2007 under the Company's Amended and Restated 2003 Incentive Stock Plan. The grant date fair value of stock awards equals the closing stock price on the date of grant multiplied by the number of shares awarded.

(3)
The Option Awards column shows the grant date fair value of stock options granted in 2009, 2008 and 2007 under the Company's Amended and Restated 2003 Incentive Stock Plan, calculated in accordance with US GAAP guidance for share based payments.

(4)
Represents bonus amounts paid in accordance with the 2009, 2008 and 2007 Executive Officer Bonus Plans. Refer to the "Performance-Based Compensation" section of the Company's CD&A. Mr. Dahlborg's 2009 bonus was converted using the exchange rate of 1 SEK: 0.13771 USD as of February 12, 2010 from his 2009 annual salary of 1,693,968 SEK. There were no bonuses earned for 2008. Mr. Dahlborg's earned bonus for 2007 (paid in 2008) was converted using the 2008 average monthly conversion ratio of 1 SEK: 0.15165 USD.

(5)
Represents stock awards granted to Mr. Fitzgerald on March 18, 2010 as part of his 2009 bonus. Per Mr. Fitzgerald's employment agreement, the target bonus includes up to 25% of his base salary in the form of equity awards.

(6)
For 2009, the All Other Compensation column consists of $12,737 of moving expenses paid to Mr. Newton. In 2009, the All Other Compensation column consists of a $2,500 401(k) contribution match in the Company's stock made to Mr. Fitzgerald, Mr. Newton, Mr. Pacek and a $625 401(k) contribution match made to Mr. Christensen. In 2009 Mr. Dahlborg received $420 for a fitness subsidy. Mr. Pacek was employed as of 11/1/06 as Vice President and General Manager of Interventional Therapies. The 2007 All Other Compensation column includes relocation assistance for the first six months from his date of hire. Mr. Pacek received a $2,000 401(k) contribution mach in the Company's stock in 2007. For 2009, 2008 and 2007, the All Other Compensation column includes $96,461, $100,000, and $197,580, respectively, of company contributions to a defined contribution plan for Sten Dahlborg.

(7)
Mr. Baker resigned effective February 18, 2009. The 2009 Salaries column includes Mr. Baker's base salary prorated from January 1, 2009 through February 18, 2009 in accordance with his employment agreement. Refer to the "Employment Agreement of the Former Chief Executive Officer" section of this Item 8 above.

Grants of Plan-Based Awards Table

        The following table provides information pertaining to option grants made to our Chief Executive Officer and each of our NEOs during the Last Fiscal year.

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)							Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
David Fitzgerald	12/16/2009							—		12,765	(4)	$23.50	$136,930
	12/16/2009							—		157,235	(4)	$23.50	$1,686,660
	12/16/2009							30,000	(5)			$23.50	$704,970
		$306,000	$360,000	$522,000	$102,000	$120,000	$174,000
Todd Newton	12/16/2009							15,000	(6)	—		$23.50	$352,500
	12/16/2009							—		17,020	(7)	$23.50	$182,574
	12/16/2009							—		62,980	(7)	$23.50	$675,586
	12/16/2009							—		13,280	(8)	$23.50	$142,455
		$145,350	$171,000	$247,950
Richard A. Christensen	12/16/2009							—		12,597	(9)	$23.50	$135,128
	12/16/2009							—		37,403	(9)	$23.50	$401,222
		$126,210	$148,482	$215,299
James L. Pacek	12/16/2009							—		15,778	(9)	$23.50	$169,251
	12/16/2009	$132,666	$156,078	$226,312				—		34,222	(9)	$23.50	$367,099
Sten I. Dahlborg	12/16/2009							22,500	(10)	—		$23.50	$528,728
		$118,970	$139,965	$202,949

(1)
These numbers represent the threshold and target bonus amounts that could have been earned pursuant to the 2009 Executive Officer Bonus Plan. Actual amounts awarded for 2009 are included in the "Summary Compensation Table" above. Mr. Fitzgerald's target bonus was paid 75% in cash and 25% in equity.

(2)
Denotes the closing market price of a share of the Company's common stock on 12/16/09, the date of grant.

(3)
Refer to Note 11, "Stockholders' Equity", in the Notes to Consolidated Financial Statements included in the 2009 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards using the black scholes value in accordance with US GAAP share-based payments guidance.

(4)
Option award that vests monthly over a 3 year period starting 02/18/2009. Tranches with vesting dates prior to 12/16/09 vest immediately on 12/16/09. Vests monthly thereafter from 12/18/09 through 02/18/2012.

(5)
Restricted stock unit award that vests annually over 3 years from vesting commencement date. Vesting commencement date is 02/18/2009.

(6)
Restricted stock unit award that vests annually over 5 years from vesting commencement date. Vesting commencement date is 04/02/2009.

(7)
Option award. 25% vests on 04/02/2010 and vests monthly thereafter through 04/02/2013.

(8)
Option award that vests immediately on 12/16/2009.

(9)
Option award that vests monthly over 4 years.

(10)
Restricted stock unit award that vests annually over 5 years. Mr. Dahlborg's 2009 bonus was converted using the exchange rate of 1 SEK: 0.13771 USD as of February 12, 2010.

Outstanding Equity Awards at Fiscal Year End Table

        The following table provides information pertaining to the equity-based awards of our Chief Executive Officer and each of our NEOs that were outstanding as of December 31, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(6)
David Fitzgerald	50,000	(5)			$13.29	4/23/2013
	10,000	(7)			$24.69	5/26/2014
	10,000	(7)			$35.71	7/21/2012
	8,750	(3)	1,250	(3)	$42.67	5/25/2013
	6,250	(3)	3,750	(3)	$40.78	5/24/2014
	604	(8)	1,210	(8)	$44.50	5/29/2015
	3,546	(9)	9,219	(9)	$23.50	12/16/2016
	43,685	(9)	113,550	(9)	$23.50	12/16/2016
							175	(12)	$4,148
							450	(12)	$10,665
							900	(4)	$21,330
							1,394	(13)	$33,038
							30,000	(13)	$711,000
Todd Newton	13,280	(10)			$23.50	12/16/2016
	—		17,020	(11)	$23.50	12/16/2016
	—		62,980	(11)	$23.50	12/16/2016
							15,000	(4)	$355,500

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(6)
Richard A. Christensen	35,000	(2)			$10.71	7/12/2012
	19,208	(2)			$13.59	4/24/2013
	2,000	(2)			$13.80	7/24/2013
	7,717	(2)			$24.38	3/10/2014
	12,283	(2)			$24.38	3/10/2014
	1,925	(2)			$21.05	4/29/2014
	38,075	(2)			$21.05	4/29/2014
	1,545	(2)			$31.50	2/15/2015
	13,455	(2)			$31.50	2/15/2015
	16,875	(3)	1,125	(3)	$46.84	2/21/2013
	500	(2)	84	(2)	$46.84	2/21/2013
	1,416	(2)			$46.84	2/21/2013
			2,771	(2)	$36.08	2/27/2014
	27,852	(3)	12,660	(3)	$36.08	2/27/2014
			12,597	(2)	$23.50	12/16/2016
			37,403	(2)	$23.50	12/16/2016
							800	(4)	$18,960
							2,000	(4)	$47,400
							9,237	(4)	$218,917
James L. Pacek	11,650	(3)	3,884	(3)	$41.10	11/27/2013
	1,962	(2)	809	(2)	$36.08	2/27/2014
	1,642	(3)	747	(3)	$36.08	2/27/2014
	3,699	(3)	4,757	(3)	$43.51	3/5/2015
			15,778	(2)	$23.50	12/16/2016
			34,222	(2)	$23.50	12/16/2016
							5,838	(4)	$138,361
							676	(4)	$16,021
							2,347	(4)	$55,624
Sten I. Dahlborg	6,400	(2)			$27.56	7/30/2011
	8,200	(2)			$13.05	8/10/2012
	150	(2)			$9.88	1/7/2013
	5,500	(2)			$13.80	7/24/2013
	15,000	(2)			$24.38	3/10/2014
	13,272	(2)			$31.50	2/15/2015
	1,728	(2)			$31.50	2/15/2015
	500	(2)	84	(2)	$46.84	2/21/2013
	1,416	(2)			$46.84	2/21/2013
	9,843	(3)	657	(3)	$46.84	2/21/2013
	4,919	(3)	2,237	(3)	$36.08	2/27/2014
	1,717	(3)	2,208	(3)	$43.51	3/5/2015
							800	(4)	18,960
							1,000	(4)	23,700
							368	(4)	8,722
							22,500	(4)	533,250

(1)
Option and stock awards granted before February 2005 have a 10-year term. Option and stock awards granted after February 2005 have a seven-year term.

(2)
Option award that vest monthly over four years.

(3)
Stock appreciation right award that vests quarterly over four years.

(4)
Restricted stock award that is released annually over five years from grant date.

(5)
Option award that vests annually over 4 years.

(6)
Value is based on the closing stock price on December 31, 2009 of $23.70 per share.

(7)
Option award that vests monthly over 8 months.

(8)
Stock appreciation right award that vests or becomes exercisable annually over three years.

(9)
Option award that vests monthly over three years.

(10)
Option award vested immediately.

(11)
Option award that vests over 4 years. 1/4 vest one year from vesting commencement date, and vests monthly thereafter.

(12)
Restricted stock award that vests monthly over five years.

(13)
Restricted stock award that vests annually over three years.

Options Exercised and Stock Vested Table

        The following table provides information regarding the number and value of options exercised and stock vested during the Last Fiscal year by our Chief Executive Officer and each of our NEOs.

	Exercised Option Awards(1)		Vested Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
David Fitzgerald	—	—	1,598	$16,822
Todd Newton	—	—	—	—
Richard A. Christensen	—	—	4,110	$15,287
James L. Pacek	—	—	3,733	$66,564
Sten I. Dahlborg	—	—	1,392	$6,475
Michael A. Baker	—	—	4,000	$21,800

(1)
Amount relates to stock option exercises during 2009. The NEO's exercised no shares during 2009, primarily due to Arthrocare not being a current filer for the majority of 2009.

(2)
Represents the difference between the exercise price and the fair market value of the Company's common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(3)
Represents the fair market value of the Company's common stock on the vesting date, multiplied by the number of shares that vested.

  Potential Payments Upon Termination or Change in Control Tables

        The compensation and benefits described below assume that the NEOs were terminated without cause effective December 31, 2009. The descriptions set forth below are based on our best estimate of the compensation and benefits that would be provided to the executives upon an involuntary termination of employment; however, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Name	Salary Continuation or Severance ($)		Benefits or Perquisites ($)		Accelerated Vesting of Option Awards ($)	Accelerated Vesting of Stock Awards ($)
David Fitzgerald	$1,260,000	(1)	$27,000	(2)	—	—
Todd Newton	$456,000	(3)	$18,000	(4)	—	—
Richard A. Christensen	$123,735	(5)	$3,900	(6)	—	—
James L. Pacek	$130,065	(5)	$3,900	(6)	—	—
Sten I. Dahlborg	$118,600	(5)	$3,900	(6)	—	—
Michael A. Baker(7)	—		—		—	—

(1)
Mr. Fitzgerald's employment contract provides for a lump sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 18 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by the number of months in the continuation period and divided by 12. On December 31, 2009, Mr Fitzgerald's base salary was $480,000 and his target bonus was $360,000.

(2)
Mr. Fitzgerald's employment contract provides that in the event of involuntary termination without cause, he is entitled to reimbursement for COBRA expenses up to a maximum of $1,500 per month for 18 months. The total of such maximum payments to Mr. Fitzgerald was calculated to be $27,000.

(3)
Mr. Newton's employment contract provides for one lump sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 12 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by the number of months in the continuation period and divided by 12. On December 31, 2009, Mr Newton's base salary was $285,000 and his target bonus was $171,000.

(4)
Mr. Newton's employment contract provides that in the event of involuntary termination without cause, he is entitled to reimbursement for COBRA expenses up to a maximum of $1,500 per month for 12 months. The total of such maximum payments to Mr. Newton was calculated to be $18,000.

(5)
The continuity agreements of Messrs. Christensen, Dahlborg and Pacek each provide for severance payments upon involuntary termination without cause in amounts equal to six months current compensation excluding bonus, paid in accordance with the Company's normal payroll practice.

(6)
In the event of involuntary termination without cause, the employment contracts of Messrs. Christensen, Dahlborg and Pacek each provide for COBRA expense reimbursement up to a maximum of $650 per month for 6 months. The total of such maximum payments to each of Messrs. Christensen, Dahlborg and Pacek was calculated to be $3,900 per individual.

(7)
Mr. Baker voluntarily resigned his employment with the Company on February 18, 2009. Mr. Baker received no additional compensation upon his resignation.

        The compensation and benefits described below assume that the NEOs were terminated effective December 31, 2009, within 24 months following a change in control of the Company. The descriptions set forth below are based on our best estimate of the compensation and benefits that would be provided to the executives upon a termination of employment upon a change in control; however, any actual amounts will be determined based on the facts and circumstances in existence at that time.

  Termination Upon a Change in Control of the Company

Name	Salary Continuation or Severance ($)		Benefits or Perquisites ($)		Accelerated Vesting of Option Awards ($)(6)	Accelerated Vesting of Stock Awards ($)(7)	Section 280G Gross-Up Payments ($)(7)
David Fitzgerald	$1,680,000	(1)	$36,000	(2)	$24,554	$780,180	—
Todd Newton	$912,000	(3)	$36,000	(2)	$16,000	$355,500	—
Richard A. Christensen	$791,904	(4)	$30,600	(5)	$10,000	$285,277	—
James L. Pacek	$832,413	(4)	$30,600	(5)	$10,000	$210,006	—
Sten I. Dahlborg	$759,040	(4)	$30,600	(5)	—	$584,632	—
Michael A. Baker(8)	—		—		—	—	—

(1)
Mr. Fitzgerald's employment contract provides for payments equal to the sum of (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 24 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by the number of months in the continuation period and divided by 12. On December 31, 2009, Mr Fitzgerald's base salary was $480,000 and his target bonus was $360,000.

(2)
This amount represents reimbursement for COBRA coverage of up to $1,500 per month for 24 months.

(3)
Mr. Newton's employment contract provides for payments equal to the sum of (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 24 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by the number of months in the continuation period and divided by 12. On December 31, 2009, Mr Newton's base salary was $285,000 and his target bonus was $171,000.

(4)
The continuity agreements of Messrs. Christensen, Dahlborg, and Pacek each provide for severance payments upon termination as a result of a change of control in amounts equal to 24 months of the greater of (i) the executive's base compensation earned in the fiscal year preceding the fiscal year of the executive's termination; or (ii) the executive's base compensation for the fiscal year of the executive's termination, including 100 percent of any bonus which the executive could have earned during such fiscal year, assuming the achievement of all relevant executive and Company goals, milestones, and performance criteria.

(5)
The continuity agreements of Messrs. Christensen, Dahlborg, and Pacek each provide for COBRA expenses up to a maximum of $650 per month for 24 months, plus outplacement expense reimbursement up to a maximum of $15,000. The total of such maximum payments to Messrs. Christensen, Dahlborg and Pacek was calculated to be $30,600 per individual.

(6)
The employment contracts of Messrs. Fitzgerald and Newton and the continuity agreements of Messrs. Christensen, Dahlborg and Pacek provide for accelerated vesting of 100 percent of the NEO's unvested options and equity awards in the event the NEO's employment is terminated as a result of a change in control of the Company. Refer to the "Involuntary Termination Following a Change in Control" section of this Compensation Discussion and Analysis above for a more detailed discussion of accelerated vesting clauses. Note that the stock options/SAR values in this table represent the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2009, calculated as the excess of our share price of $23.70 on December 31, 2009, over the exercise price of the option, multiplied by the number of shares that would have become vested and exerciseable.

(7)
The value of stock awards is based on the market value of our stock on December 31, 2009 multiplied by the number of unvested/unreleased shares that would have been accelerated as of December 31, 2009.

(8)
Mr. Baker voluntarily resigned his employment with the Company on February 18, 2009. Mr. Baker received no additional compensation upon his resignation.

        The compensation and benefits described below assume that there was a change in control of the Company effective December 31, 2009, and that none of the NEOs were terminated in conjunction to the change in control. The descriptions set forth below are based on our best estimate of the compensation and benefits that would be provided to the executives upon a change in control; however, any actual amounts will be determined based on the facts and circumstances in existence at that time.

	Change in Control without Termination				Hostile Takeover without Termination
Name	Accelerated Vesting of Option Awards ($)		Accelerated Vesting of Stock Awards ($)		Accelerated Vesting of Option Awards ($)		Accelerated Vesting of Stock Awards ($)
David Fitzgerald	$24,554	(1)	$780,180	(1)	$24,554	(3)	$780,180	(3)
Todd Newton	$8,000	(2)	$177,750	(2)	$16,000	(3)	$355,500	(3)
Richard A. Christensen	$5,000	(2)	$142,638	(2)	$10,000	(3)	$285,277	(3)
James L. Pacek	$5,000	(2)	$105,003	(2)	$10,000	(3)	$210,006	(3)
Sten I. Dahlborg	—	(2)	$292,316	(2)	—	(3)	$584,632	(3)
Michael A. Baker(4)	—		—		—		—

(1)
The employment contract of Mr. Fitzgerald provides for accelerated vesting as to 100 percent of all options and equity awards in the event Mr. Fitzgerald is subject to a "non-hostile" change of control of the Company without termination of employment. Refer to the "Change in Control without Termination" section of the CD&A above for a more detailed discussion of accelerated vesting clauses. The stock option/SAR value represents the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2009, calculated as the excess of our share price of $23.70 on December 31, 2009, over the exercise price of the option/SAR, multiplied by the number of shares which would have become vested and exerciseable. The value of unvested stock awards is based on the market value of our stock on December 31, 2009 multiplied by the number of shares.

(2)
The employment contract of Mr. Newton and the continuity agreements of Messrs. Christensen, Dahlborg and Pacek provide for accelerated vesting as to 50 percent of all options and equity awards when NEOs are subject to a "non-hostile" change of control of the Company without termination of employment. Refer to the "Change in Control without Termination" section of the

  CD&A above for a more detailed discussion of accelerated vesting clauses. The stock option/SAR value represents the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2009, calculated as the excess of our share price of $23.70 on December 31, 2009, over the exercise price of the option/SAR, multiplied by the number of shares which would have become vested and exerciseable. The value of unvested stock awards is based on the market value of our stock on December 31, 2009 multiplied by the number of shares. In the case of a non-hostile takeover, the value of accelerated vesting as to 50 percent of the options and equity awards was computed by multiplying the value of accelerated vesting as to 100 percent of the options and equity awards by 50 percent.

(3)
The employment contracts of Messrs. Fitzgerald and Newton and the continuity agreements of Messrs. Christensen, Dahlborg and Pacek provide for accelerated vesting as to 100 percent of all options and equity awards when the change in control results from a "hostile" takeover. The definition of "Hostile Takeover" means any change "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in rule 13d-3 under said Act), directly or indirectly, of Securities of the Company representing 50 percent or more of the total voting power represented by the Company's then outstanding voting securities, without the approval of the Company's Board of Directors. Refer to the "Change in Control without Termination" section of the CD&A above for a more detailed discussion of accelerated vesting clauses. The stock option/SAR value represents the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2009, calculated as the excess of our share price of $23.70 on December 31, 2009, over the exercise price of the option/SAR, multiplied by the number of shares which would have become vested and exerciseable. The value of unvested stock awards is based on the market value of our stock on December 31, 2009 multiplied by the number of shares.

(4)
Mr. Baker voluntarily resigned his employment with the Company on February 18, 2009.

        In connection with its approach to establishing and reviewing our compensation programs, the Company's management considered and the Compensation Committee reviewed whether our compensation programs are reasonably likely to have a material adverse effect on the Company and concluded that these programs do not, based on the following analysis:

  •
  Base compensation—this is a fixed amount based on market data, and accordingly, does not create any incentive for our employees to take undue risks.

  •
  Annual cash incentive opportunity—this element focuses on the achievement of annual (rather than long-term) Company and individual goals, but does not represent a significant percentage of our employees' total compensation. For our NEOs, the Compensation Committee believes that this annual bonus program appropriately balances risk and the desire to focus the NEOs on specific annual goals important to our success, and that it does not encourage an NEO to take unnecessary or excessive risks which could have a material adverse effect on the Company.

  •
  Discretionary long-term equity incentive awards—this element further aligns our employees' interests with those of our stockholders and constitutes a significant percentage of the overall compensation provided to our NEOs. The Compensation Committee believes that these awards do not encourage our employees to take unnecessary or excessive risks which could have a material adverse effect on the Company, as the ultimate value of the equity awards is tied to the long-term price of our stock. In addition, grants are only made periodically pursuant to our equity compensation grant policy as described above. Such awards are subject to long-term vesting schedules, and for our NEOs in conjunction with our NEO Stock Ownership Guidelines, help ensure that our NEOs have significant value tied to long-term stock price performance.

  •
  401(k) plan and general benefit programs—these compensation programs are available to all employees, and because of the limited compensatory value and non-discriminatory nature of such programs, do not create an incentive for our employees to take undue risks.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the Last Fiscal year, Messrs. Ahrens, Fitzgerald, Foster and Wilson and Dr. Boyan served as members of the Compensation Committee of the Board of Directors. None of such Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries, except Mr. Fitzgerald, who ceased to be a member of the Compensation Committee upon accepting the position of Acting President and Chief Executive Officer on February 18, 2009. In addition, during the Last Fiscal year, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under its charter, the Audit Committee is responsible for reviewing and approving all related party transactions, regardless of the dollar amount involved, that, if entered into, would be required to be disclosed under the rules and regulations of the SEC. No member of the Audit Committee having an interest in a related-party transaction may participate in any decision regarding that transaction.

        No related party transactions as defined by Regulation S-K Item 404(a) have occurred since January 1, 2009. Accordingly, no disclosure is provided here.

CODE OF ETHICS

        The Company has adopted a Code of Business Conduct and Ethics, which is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated there under. The Code of Business Conduct and Ethics applies to all of our directors, officers, employees and agents. A copy of the Code of Ethics is available on our website at www.arthrocare.com. We intend to post any amendments to, or waivers from, if any, our Code of Business Conduct and Ethics on our website.

AUDIT AND NON-AUDIT FEES

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP ("PwC") for the audits of the Company's consolidated annual financial statements, effectiveness of the Company's internal control over financial reporting, and the reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q during the fiscal years ended December 31, 2009 and 2008, and fees billed for other services rendered by PwC during those periods.

	Fiscal 2009	Fiscal 2008
Audit Fees(1)	$2,033,526	$10,342,377
Audit-Related Fees(2)	—	19,570
Tax Fees(3)	171,866	329,376
All Other Fees(4)	2,900	53,662

Total	$2,208,292	$10,744,985

(1)
Audit fees consist of fees billed for professional services rendered for the audits of the Company's consolidated annual financial statements, effectiveness of the Company's internal control over financial reporting, and review of interim consolidated financial statements that are normally provided by PwC in connection with statutory and regulatory filings or engagements. 2008 audit fees also include fees incurred for professional services rendered in connection with the financial statement restatement in the approximate amount of $6.1 million.

(2)
Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees," including those associated with acquisitions, accounting consultations, and due diligence.

(3)
Tax Fees consist of fees billed for professional services rendered for the preparation of federal and state income tax returns and tax planning.

(4)
All Other Fees consist of fees related to the Company's license of financial reporting library owned by PwC and a salary survey.

        The Company did not incur any other fees for professional services rendered by PwC other than those disclosed above for the fiscal years 2009 and 2008.

AUDIT COMMITTEE PRE-APPROVAL PROCESS

        Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit, tax or non-audit services, the Audit Committee pre-approves the engagement. Audit Committee pre-approval of audit, tax and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company's engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to the Company's management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit or tax service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit or tax services (other than review and attest services) also is not required if such services fall within available exceptions established by the SEC. The Audit Committee pre-approved all 2009 audit, tax, and non-audit services.

 REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee consists of Mr. Geremski, who serves as the Chairman, Mr. Foster and Mr. Lendau. The Audit Committee is responsible for, among other duties, reviewing the Company's internal audit and accounting processes, reviewing the results and scope of services provided by the Company's independent registered public accounting firm and reviewing and discussing audited financial statements, management's assessment of internal control over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002 and other matters with the management of the Company. During the Last Fiscal year, the Audit Committee held thirty-six meetings during which they reviewed and discussed financial presentations and related matters. The Audit Committee also met with management to review and discuss the Company's audited financial statements. In addition, the Audit Committee also met with the Company's independent public accounting firm to discuss the audit for the Last Fiscal year and to verify that the audit was performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the Company's independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding communications concerning independence, and has discussed with the independent accountant the independent accountant's independence. Based on all of the reviews and discussions discussed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the Last Fiscal year.

        Our Board of Directors has determined that each of the members who have served on the Audit Committee during their respective terms during the Last Fiscal year, were independent under Securities and Exchange Commission's ("SEC") rules and under NASDAQ Marketplace Rule 5605. Furthermore, the Board has determined that Mr. Geremski is an "audit committee financial expert" under SEC definitions and has accounting or related financial expertise under NASDAQ listing standards. No member of the Audit Committee serves on more than three audit committees of publicly-held companies.

        The Company has adopted an Audit Committee Charter. Our Audit Committee Charter is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Audit Committee Charter on our website.

Respectfully submitted,
Terrence E. Geremski, Chairman James G. Foster Tord B. Lendau

        The foregoing Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

 OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

        THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARTHROCARE CORPORATION, 7500 RIALTO BLVD., BUILDING TWO, SUITE 100, AUSTIN, TEXAS 78735.

THE BOARD OF DIRECTORS

Dated: March 23, 2010

 Appendix A

ARTHROCARE CORPORATION
AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN
(As Amended through March 23, 2010)

ARTICLE 1
PURPOSE

        1.1    General.    The purpose of the Amended and Restated ArthroCare Corporation 2003 Incentive Stock Plan (the "Plan") is to promote the success and enhance the value of ArthroCare Corporation (the "Company") by linking the personal interests of the members of the Board, employees, consultants, officers, and executives of the Company and any Subsidiary, to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, consultants, officers, and executives of the Company upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2
DEFINITIONS AND CONSTRUCTION

        2.1    Definitions.    The following words and phrases shall have the following meanings:

          (a)   "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

          (b)   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Change of Control" means and includes each of the following:

            (1)   the acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("voting securities") of the Company that represent 50% or more of the combined voting power of the Company's then outstanding voting securities, other than:

              (A)  an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

              (B)  an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company;

        Notwithstanding the foregoing, the following event shall not constitute an "acquisition" by any person or group for purposes of this subsection (e): an acquisition of the Company's securities by the Company that causes the Company's voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

            (2)   during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this subsection (e)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

            (3)   the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

              (A)  which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

              (B)  after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

            (4)   the Company's stockholders approve a liquidation or dissolution of the Company.

        The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means the committee of the Board described in Article 12.

          (g)   "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

          (h)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (i)    "Dividend Equivalents" means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

          (j)    "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

          (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l)    "Fair Market Value" shall mean, as of any date, the value of Stock determined as follows:

            (1)   If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

            (2)   If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Stock on the date prior to the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

            (3)   In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

          (m)  "Good Reason" means a Participant's voluntary resignation following any one or more of the following that is effected without the Participant's written consent: (i) a change in his or her position following the Change of Control that materially reduces his or her duties or responsibilities, (ii) a reduction in his or her base salary following a Change of Control, unless the base salaries of all similarly situated individuals are similarly reduced, or (iii) a relocation of such Participant's place of employment of more than fifty (50) miles following a Change of Control. However, if the term or concept of "Good Reason" has been defined in an agreement between a Participant and the Company or any successor or parent or Subsidiary thereof, then "Good Reason" shall have the definition set forth in such agreement.

          (n)   "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (o)   "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

          (p)   "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

          (q)   "Option" means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (r)   "Participant" means a person who, as a member of the Board, consultant to the Company or any Subsidiary or Employee, has been granted an Award pursuant to the Plan.

          (s)   "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

          (t)    "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

          (u)   "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          (v)   "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

          (w)  "Performance Share" means a right granted to a Participant pursuant to Article 8, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (x)   "Plan" means this ArthroCare Corporation Amended and Restated 2003 Incentive Stock Plan, as it may be amended from time to time.

          (y)   "Public Trading Date" means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

          (z)   "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

          (aa) "Restricted Stock" means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and to risk of forfeiture.

          (bb) "Restricted Stock Unit" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

          (cc) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

          (dd) "Stock Appreciation Right" or "SAR" means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

          (ee) "Stock Payment" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

          (ff)  "Subsidiary" means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3
SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to Article 11, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 5,900,000 shares. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights (or any Awards granted prior to May 29, 2008) shall be counted against this limit as one (1) share of Stock for every one (1) share of Stock granted. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights which are granted (i) on or after May 12, 2010 shall be counted against this limit as 1.58 shares of Stock for every one (1) share of Stock granted, or (ii) on or after May 29, 2008 and prior to May 12, 2010 shall be counted against this limit as 1.8 shares of Stock for every one (1) share of Stock granted. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

          (b)   To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any shares of Stock that again become available for grant pursuant to this Section 3.1 shall be added back as (i) one (1) share of Stock if such shares were subject to Options or Stock Appreciation Rights (or any Awards granted prior to May 29, 2008), and (ii) as 1.58 shares (or 1.8 shares) of Stock if such shares were subject to Awards other than Options or Stock Appreciation Rights to the extent that the applicable multiplier described in Section 3.1(a) was applicable at the time of such grant.

          (c)   Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added back to the shares authorized for grant under this Section 3.1: (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR.

          (d)   To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.

          (e)   Notwithstanding the provisions of this Section 3.1 no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

        3.2    Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        3.3    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year shall be 650,000.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

        4.1    Eligibility.

          (a)   General.    Persons eligible to participate in this Plan include Employees, consultants to the Company or any Subsidiary and all members of the Board, as determined by the Committee.

          (b)   Foreign Participants.    In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

        4.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 5
STOCK OPTIONS

        5.1    General.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)   Exercise Price.    The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

          (b)   Time And Conditions Of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under the Plan shall not exceed seven years, and provided further, that in the case of a Non-Qualified Stock Option, such Option shall be exercisable for one year after the date of the Participant's death. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c)   Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k).

          (d)   Evidence Of Grant.    All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

        5.2    Incentive Stock Options.    Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

          (a)   Exercise Price.    The exercise price per share of Stock shall be set by the Committee, provided that the per share exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

          (b)   Expiration Of Option.    An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

            (1)   Seven years from the date it is granted, unless an earlier time is set in the Award Agreement.

            (2)   One year after the date of the Participant's termination of employment or service on account of Disability or death, unless in the case of death a shorter or longer period is designated in the Award Agreement. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

          (c)   Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (d)   Ten Percent Owners.    An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (e)   Transfer Restriction.    The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (1) two years from the date of grant of such Incentive Stock Option or (2) one year after the transfer of such shares of Stock to the Participant.

          (f)    Expiration Of Incentive Stock Options.    No Award of an Incentive Stock Option may be made pursuant to this Plan after the Expiration Date (as defined in Section 13.2).

          (g)   Right To Exercise.    During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

 ARTICLE 6
RESTRICTED STOCK AWARDS

        6.1    Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

        6.2    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        6.3    Forfeiture.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

        6.4    Certificates For Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7
STOCK APPRECIATION RIGHTS

        7.1    Grant of Stock Appreciation Rights.    A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

        7.2    Coupled Stock Appreciation Rights.

          (a)   A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

          (b)   A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

          (c)   A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

        7.3    Independent Stock Appreciation Rights.

          (a)   An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee, which shall not exceed seven years after the date on which the ISAR is granted. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided that the per share exercise price for any ISAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. An ISAR is exercisable only while the Participant is an Employee, Consultant or Director, provided, however, that the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change of Control of the Company, or because of the Participant's retirement, death or disability, or otherwise.

          (b)   An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

        7.4    Payment and Limitations on Exercise.

          (a)   Payment of the amounts determined under Section 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

          (b)   To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8
OTHER TYPES OF AWARDS

        8.1    Performance Share Awards.    Any Participant selected by the Committee may be granted one or more Performance Share awards which may be denominated in a number of shares of Stock or in a dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.2    Dividend Equivalents.

          (a)   Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

          (b)   Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

        8.3    Stock Payments.    Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

        8.4    Restricted Stock Units.    Any Participant selected by the Committee may be granted an award of Restricted Stock Units in the manner determined from time to time by the Committee. The number of Restricted Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Stock underlying the Restricted Stock Units has been issued.

        8.5    Term.    The term of any Award of Performance Shares, Dividend Equivalents, Stock Payments or Restricted Stock Units shall be set by the Committee in its discretion.

        8.6    Exercise or Purchase Price.    The Committee may establish the exercise or purchase price of any Award of Performance Shares, Restricted Stock Units or Stock Payments; provided, however, that such price shall not be less than the par value of a share of Stock, unless otherwise permitted by applicable state law.

        8.7    Exercise Upon Termination of Employment or Service.    An Award of Performance Shares, Dividend Equivalents, Restricted Stock Units and Stock Payments shall only be exercisable or payable while the Participant is an Employee, consultant to the Company or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Dividend Equivalents, Stock Payments or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change of Control of the Company, or because of the Participant's retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

        8.8    Form of Payment.    Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

        8.9    Award Agreement.    All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9
PERFORMANCE-BASED AWARDS

        9.1    Purpose.    The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

        9.2    Applicability.    This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a

Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        9.3    Procedures With Respect to Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        9.4    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

        9.5    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS

        10.1    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        10.2    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        10.3    Limits on Transfer.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

        10.4    Beneficiaries.    Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        10.5    Stock Certificates.    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

        10.6    Full Value Award Vesting Limitations.    Notwithstanding any other provision of the Plan to the contrary, an Award other than an Option or a Stock Appreciation Right ("Full Value Awards") made to Employees or consultants to the Company or any Subsidiary shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, (a) the Committee may lapse or waive such vesting restrictions upon the Participant's death, disability or retirement and (b) Full Value Awards that result in the issuance of an aggregate of up to 10% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Employees or consultants to the Company or any Subsidiary without respect to such minimum vesting provisions.

 ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

        11.1    Adjustments.    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

        11.2    Effect of a Change of Control.    If a Change of Control occurs and a Participant's Awards are not assumed by the surviving or successor entity or its parent or Subsidiary and such successor does not substitute substantially similar awards for those outstanding under the Plan, such Awards shall become fully exercisable and/or payable as applicable, and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change of Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. The Committee shall have sole discretion to determine whether an Award has been assumed by the surviving or successor entity or its parent or Subsidiary or whether such successor has substituted substantially similar awards for those outstanding under the Plan in connection with a Change of Control.

        11.3    Outstanding Awards—Certain Mergers.    Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

        11.4    Outstanding Awards—Other Changes.    In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

        11.5    No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

 ARTICLE 12
ADMINISTRATION

        12.1    Committee.    Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more members of the Board each of whom is both an "outside director," within the meaning of Section 162(m) of the Code, and a Non-Employee Director. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not "outside directors," within the meaning of Section 162(m) of the Code the authority to grant awards under the Plan to eligible persons who are either (1) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and/or revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, a Committee comprised of independent Non-Employee Directors (or the full Board, acting by a majority of its members in office), shall conduct the general administration of the Plan with respect to discretionary Awards granted to Non-Employee Directors which are not set forth in the Company's Non-Employee Director compensation policy.

        12.2    Action by the Committee.    A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.3    Authority of Committee.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

        12.4    Decisions Binding.    The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 13
EFFECTIVE AND EXPIRATION DATE

        13.1    Effective Date.    The Plan is effective as of the date of its initial adoption by the Board (the "Effective Date"); provided that the Plan has been approved by the Company's stockholders prior to such date.

        13.2    Expiration Date.    The Plan will expire on, and no Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the date this Plan is approved by the Board or (ii) the date this Plan is approved by the Company's stockholders or (the "Expiration Date"). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement. Each Award Agreement shall provide that it will expire on the tenth anniversary of the date of grant of the Award to which it relates.

ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION

        14.1    Amendment, Modification, and Termination.    With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that, to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. Notwithstanding any provision in this Plan to the contrary, no Award may be amended to reduce the price per share of the Stock subject to such Award below the exercise or purchase price, as applicable, as of the date the Award is granted without stockholder approval.

        14.2    Awards Previously Granted.    No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15
GENERAL PROVISIONS

        15.1    No Rights to Awards.    No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

        15.2    No Stockholders Rights.    No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

        15.3    Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

        15.4    No Right to Employment or Services.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        15.5    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        15.6    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        15.7    Relationship to Other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        15.8    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        15.9    Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        15.10    Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        15.11    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        15.12    Government And Other Regulations.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        15.13    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

 ARTHROCARE CORPORATION
AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN

APPENDIX
FOR AUSTRIA

        1.    Application.    This Appendix shall apply in relation to Awards granted to Participants residing and providing services in Austria.

        2.    Definitions.    Definitions as set out in Article 2 of the Plan are applicable to this Appendix.

        3.    Eligible Employees.    The Committee?s discretion with respect to Articles 11 and 12 of the Plan shall be exercised in such a way as to comply with Austrian law, in particular with the labour law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot).

        4.    Ex-gratia benefit.    The grant of an Award is an ex-gratia benefit (freiwillige Leistung). It is granted without any obligation; and even repeated granting will not create such obligation.

        5.    Changes in Capital Structure.    The Committee?s discretion with respect to any adjustments pursuant to Article 11 will be exercised taking into fair consideration the circumstances why such adjustment is deemed appropriate.

        6.    Committee?s Decisions.    The decisions of the Committee in connection with any interpretation of the Plan or in any dispute relating to an Award or other matters relating to the Plan shall be final and conclusive and binding on the relevant parties. It may only be revised by competent courts.

        7.    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware but mandatory provisions of Austrian law may be applied.

 ARTHROCARE CORPORATION
AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN

APPENDIX
FOR COSTA RICA

        1.    Application.    This Appendix shall apply in relation to Awards granted to Participants residing and providing services in Costa Rica.

        2.    Definitions.    Definitions as set out in Article 2 of the Plan are applicable to this Appendix.

        3.    Taxes/Withholding.    Each Participant shall be liable for any employer's Costa Rican taxes or contributions to any government agency, excluding social security obligations, in respect of the grant, exercise, release or assignment of any Award or the acquisition, sale or other disposition of any Stock issued upon exercise of an Award and the Company may require, as a condition of exercise, that any liability it or any Parent or Subsidiary has to account for Costa Rican income or salary taxes or contributions to any governmental agency, excluding social security obligations, or any other federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under an Award granted pursuant to this Plan be satisfied by any of the following means (in addition to the Company's or any Parent's or Subsidiary's right to withhold from any compensation paid or payable to the Participant an amount sufficient to satisfy such taxes and any withholding obligations) or by a combination of such means: (i) the Participant's tender of a cash payment in an amount sufficient to satisfy such taxes and any withholding obligations; (ii) the Participant's authorization of the Company or any Parent or Subsidiary to withhold shares of Stock from the shares of Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Stock under the Award having a Fair Market Value equal to an amount sufficient to satisfy such taxes and any withholding obligations; provided, however, that no shares of Stock will be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) the Participant's delivery of owned and unencumbered shares of Stock having a Fair Market Value equal to an amount sufficient to satisfy such taxes and any withholding obligations.

        4.    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware but mandatory provisions of Costa Rican law may be applied.

 ARTHROCARE CORPORATION
AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN

APPENDIX
FOR FRANCE

        1.    Application.    This Appendix shall apply in relation to Awards granted to Participants residing and providing services in France.

        2.    Definitions.    Definitions as set out in Article 2 of the Plan are applicable to this Appendix.

        3.    Eligible Employees.    Options may only be granted to Employees who, on the date of grant of such options, do not own Stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary. Options may not be granted to consultants or Directors. Restricted Stock may not be issued to Employees residing and providing services in France.

        4.    Date of Grant.    The date of grant for purposes of Options granted to Employees residing and providing services in France means the date on which the Committee makes the determination granting the Options to an Employee and determines the number of Options granted and the per share exercise price for the Stock to be issued pursuant to exercise of the Option.

        5.    Time of Granting of Options.

          (a)   If the Stock is listed on any established stock exchange or a national market system, Options cannot be granted (i) during the ten (10) trading sessions preceding and following the date on which the consolidated accounts or annual accounts of the Company are published and (ii) during a period (x) starting from the date on which the corporate bodies of the Company become aware of any information which, if published, could significantly affect the Company's market price and (y) ending at the close of the tenth (10th) trading session following the publication of the information.

          (b)   If the Stock is listed on any established stock exchange or a national market system, no Option may be granted less than twenty trading sessions after a coupon giving a right to a dividend or to a capital increase has been detached from the shares of Stock.

        6.    Definition of Fair Market Value.    The Fair Market Value of a share of Stock shall be determined according to the provisions of the Plan, subject to the following limitations:

          (a)   If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market or The Nasdaq Capital Market of The Nasdaq Stock Market, or (b) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall in no case be less than eighty per cent (80%) of the average of the closing sales price for a Share as quoted on said stock exchange market during the twenty market trading days prior to the day of the Committee's decision to grant the Options; or

          (b)   In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee in connection with the price held at the time of the last operation affecting the share capital of the Company, unless otherwise decided by the Committee by a well-founded decision, and in consideration of the applicable laws and regulations applicable at this date.

        7.     Limitations on Exercise and Transfer.

          (a)   No Option may be exercised prior to the expiration of a minimum period of one year following the date of grant. In addition, the shares of Stock acquired as a result of the exercise of all or part of the Option cannot be transferred by the Participant before the expiration of a three-year period which shall start running as from the expiration of the above mentioned period of one year.

          (b)   The Stock acquired as a result of the exercise of an Option may however be immediately transferred upon the occurrence of one of the events referred to under Article 91-bis of appendix II to the French General Tax Code, i.e., the dismissal, retirement, invalidity or death of the Participant. In case of dismissal or retirement, the exception to the non-transferability deadline of the Stock shall be subject to the condition that the Option shall have been exercised at least three (3) months before the dismissal or the retirement.

        8.    Adjustments to Exercise Price.    Any adjustment made to the exercise price of an Option and/or the number of Options shall not provide more advantages to the Participant than those which would result from any adjustments that would be made in accordance with the provisions of Article L 225-181 of the French business code (Code de Commerce).

        9.    Consideration.    The consideration to be paid for the Stock to be issued upon exercise of an Option may consist of (a) cash, (b) check, or (c) such other consideration and method of payment for the issuance of Stock to the extent permitted by applicable laws.

        10.    Nontransferability.    Options may not be transferred in any manner. Options may nevertheless be transferred to the heirs of a Participant and exercised by them within a period of six (6) months following the death of such Participant.

        11.    Ex-gratia benefit.    The grant of an Award is an ex-gratia benefit. It is granted without any obligation; and even repeated granting will not create such obligation.

        12.    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware but mandatory provisions of French law may be applied.

 ARTHROCARE CORPORATION
AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN

APPENDIX
FOR GERMANY

        1.    Application.    This Appendix shall apply in relation to Awards granted to Participants residing and providing services in Germany.

        2.    Definitions.    Definitions as set out in Article 2 of the Plan are applicable to this Appendix.

        3.    Eligible Employees.    The Committee's discretion with respect to Articles 11 and 12 of the Plan will be exercised in a way complying with German law, in particular with the labour law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot).

        4.    Ex-gratia benefit.    The grant of an Award is an ex-gratia benefit (freiwillige Leistung). It is granted without any obligation; and even repeated granting will not create such obligation.

        5.    Changes in Capital Structure.    The Commitee's discretion with respect to any adjustments pursuant to Article 11 will be exercised taking into fair consideration the circumstances why such adjustment is deemed appropriate.

        6.    Taxes/Withholding.    Capital gains realized upon exercise of an Award are deemed to be a benefit in kind subject to income tax. Such gain is subject to the progressive income tax rate (19.9% to 48.5%) plus a solidarity surcharge of 5.5% thereon. The capital gain realized upon exercise of an option is determined by the difference between the fair market value of the shares at the time the options are exercised and the purchase price. The fair market value is defined on the basis of the prices quoted on the respective stock exchange or, if the shares are not listed, according to the so-called "Stuttgart appraisal formula" for unlisted shares of corporations.

        The Company shall deduct wage tax from the gross salary of the Participant. Additionally, the usual social security contributions, up to the relevant maximum amount, have to be paid on the difference between the exercise price and the market value at the time the Award is exercised. If the regular salary of the Participant is not sufficient for the Company to deduct wage tax and pay such tax to the competent tax office, the Company shall request the Participant to pay the tax to the tax office directly. The Company shall inform the tax office of such request.

        Capital gains from the sale of Stock are only subject to taxation, (i) if the sale takes place within one year from the purchase or (ii) if the Participant (or the predecessor in the case of a transfer of Stock without consideration), at any time during the five years preceding the sale, directly or indirectly held or holds a participation of 1% or more. Capital gains deriving from a disposal of Stock are tax exempt for Participants if the total gains from private disposal transactions (private Veräußerungsgeschäfte) in the respective calendar year amounts to less than € 512 p.a. and per person. To the extent that capital gains upon sale of Stock are subject to German income tax, 50% of such capital gains are subject to the progressive income tax rate plus a solidarity surcharge of 5.5% thereon.

        In principle, 50% of the gross dividends received by Participants will be subject to income tax at the progressive tax rate plus solidarity surcharge. Investment income received by the Participant, including dividends and interest, after deduction of half the income-related expenses in economic connection with the dividends or the standard amount for income-related expenses of € 51 (€ 102 for married couples filing jointly), are tax-free up to the maximum amount of tax-free savings allowances of € 1,550 (or € 3,100 for married couples filing jointly).

        7.    Insider Dealings.    Germany has adopted the EC-Directive on Insider Dealings. Insiders are, among others, persons who by virtue of their position as members of managing or supervisory boards of the issuing company or its subsidiaries or by their profession or work, have knowledge of not publicly known facts which may influence the market value of the securities issued. Insiders are subject to certain restrictions in selling or purchasing such securities or otherwise making use of their insider knowledge. Anyone in breach of those provisions will be liable to imprisonment or fine.

        8.    Committee's Decisions.    The decisions of the Committee in connection with any interpretation of the Plan or in any dispute relating to an Award or other matters relating to the Plan shall be final and conclusive and binding on the relevant parties. It may only be revised by competent courts.

        9.    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware but mandatory provisions of German law may be applied.

 ARTHROCARE CORPORATION
AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN

APPENDIX
FOR ITALY

        1.    Application.    This Appendix shall apply in relation to Awards granted to Participants residing and providing services in Italy.

        2.    Definitions.    Definitions as set out in Article 2 of the Plan are applicable to this Appendix.

        3.    Committee Discretion.    The Committee?s discretion with respect to the Plan will be exercised in a way complying with the requirements under Italian law that awards under the Plan be offered on a non-discriminatory basis.

        4.    Ex-gratia benefit.    The grant of an Award is an ex-gratia benefit. It is granted without any obligation; and even repeated granting will not create such obligation.

        5.    Privacy.    The processing of an Participant's personal data shall be handled in such a manner as to comply with the Italian Data Protection Act.

        6.    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware but mandatory provisions of Italian law may be applied.

 ARTHROCARE CORPORATION
AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN

APPENDIX
FOR SWEDEN

        1.    Application.    This Appendix shall apply in relation to Awards granted to Participants residing and providing services in Sweden.

        2.    Definitions.    Definitions as set out in Article 2 of the Plan are applicable to this Appendix.

        3.    Taxes/Withholding.    In the Committee's discretion, each Participant may be liable for any social charges payable by the Participant's employer in respect of the exercise of an Award and, as a condition of exercise of the Award, any liability that the Company or any Parent or Subsidiary has to account for Swedish social charges or any other federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock pursuant to the Award shall be satisfied by Participant through one or a combination of the following means, in the discretion of the Committee:

            (i)  the withholding by the Company or any Parent or Subsidiary from any compensation paid or payable to the Participant an amount sufficient to satisfy such social charges and any withholding obligations;

           (ii)  the Participant's tender of a cash payment in an amount sufficient to satisfy such social charges and any withholding obligations;

          (iii)  the Participant's authorization of the Company or any Parent or Subsidiary to withhold shares of Stock from the shares of Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Stock under the award having a Fair Market Value equal to an amount sufficient to satisfy such social charges and any withholding obligations; provided, however, that no shares of Stock will be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

          (iv)  the Participant's delivery of owned and unencumbered shares of Stock having a Fair Market Value equal to an amount sufficient to satisfy such social charges and any withholding obligations.

        Each Participant shall sign a set-off consent regarding the foregoing withholding provisions.

        4.    Privacy.    The processing of a Participant's personal data shall be handled in such a manner as to comply with the Swedish Data Act.

        5.    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware but mandatory provisions of Swedish law may be applied.

 ARTHROCARE CORPORATION
AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN

APPENDIX
FOR UNITED KINGDOM

        1.    Application.    This Appendix shall apply in relation to Awards granted to Participants residing and providing services in the United Kingdom.

        2.    Definitions.    Definitions as set out in Article 2 of the Plan are applicable to this Appendix.

        3.    Taxes/Withholding.    In the Committee's discretion, each Participant may be liable for any employer's United Kingdom National Insurance Contribution in respect of the grant, exercise, release or assignment of any Award or the acquisition, sale or other disposition of any Stock issued upon exercise of an Award and the Company may require, as a condition of grant, exercise or settlement of an Award, that any liability it or any Parent or Subsidiary has to account for United Kingdom income tax under the Pay As You Earn system and employer or employee National Insurance Contributions or any other federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under an Award granted pursuant to this Plan be satisfied by any of the following means (in addition to the Company's or any Parent's or Subsidiary's right to withhold from any compensation paid or payable to the Participant an amount sufficient to satisfy such withholding obligations) or by a combination of such means: (i) the Participant's tender of a cash payment in an amount sufficient to satisfy such withholding obligations; (ii) the Participant's authorization of the Company or any Parent or Subsidiary to withhold shares of Stock from the shares of Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Stock under the Award having a Fair Market Value equal to an amount sufficient to satisfy such withholding obligations; provided, however, that no shares of Stock will be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) the Participant's delivery of owned and unencumbered shares of Stock having a Fair Market Value equal to an amount sufficient to satisfy such withholding obligations.

        4.    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware but mandatory provisions of United Kingdom law may be applied.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date ARTHROCARE CORPORATION M22263-P91508-Z52018 7500 RIALTO BOULEVARD BUILDING 2, SUITE 100 AUSTIN, TX 78735 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2010 fiscal year. In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the 2010 Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve. For All Withhold All For All Except 0 0 0 Vote on Directors 01) Christian P. Ahrens 02) Gregory A. Belinfanti 03) Barbara D. Boyan, Ph.D. 04) David Fitzgerald 05) James G. Foster 06) Terrence E. Geremski 07) Tord B. Lendau 08) Peter L. Wilson 1. To elect as Directors of ArthroCare Corporation the nominees listed below. Nominees: Vote on Proposals VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by ArthroCare Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ArthroCare Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: 2. To approve the amendment of the Company's Amended and Restated 2003 Incentive Stock Plan to, among other modifications, increase the number of shares of common stock reserved for issuance thereunder by 2,200,000 shares. 0 0 0 0 0 0

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M22264-P91508-Z52018 ArthroCare Corporation THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 12, 2010 The stockholders hereby appoint David Fitzgerald and Todd Newton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ArthroCare Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on May 12, 2010, at Barton Creek Resort, 8212 Barton Club Drive, Austin, Texas 78735, and any adjournments or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

2010 ANNUAL MEETING OF STOCKHOLDERS
Security Ownership of Beneficial Owners of More Than Five Percent of Our Stock
Security Ownership of Our Management and Directors:(9)
2009 Director Compensation — Target Annual Cash and Equity Value
2010 Director Compensation — Annual Cash and Equity Value
2009 Director Compensation Table
Amended and Restated 2003 Incentive Stock Plan
Fiscal Year Ended December 31, 2009
Peer Group Companies First Quarter 2009
Peer Group Companies October 2009
2009 Target Total Direct Compensation
2009 Executive Bonus Plan Calculations for Fiscal 2009
  COMPENSATION COMMITTEE REPORT
  EXECUTIVE OFFICER COMPENSATION
Summary Compensation Table
  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  CODE OF ETHICS
  AUDIT AND NON-AUDIT FEES
  AUDIT COMMITTEE PRE-APPROVAL PROCESS
REPORT OF THE AUDIT COMMITTEE
  OTHER MATTERS
  Appendix A
ARTICLE 1 PURPOSE
ARTICLE 2 DEFINITIONS AND CONSTRUCTION
ARTICLE 3 SHARES SUBJECT TO THE PLAN
ARTICLE 4 ELIGIBILITY AND PARTICIPATION
ARTICLE 5 STOCK OPTIONS
ARTICLE 6 RESTRICTED STOCK AWARDS
ARTICLE 7 STOCK APPRECIATION RIGHTS
ARTICLE 8 OTHER TYPES OF AWARDS
ARTICLE 9 PERFORMANCE-BASED AWARDS
ARTICLE 10 PROVISIONS APPLICABLE TO AWARDS
ARTICLE 11 CHANGES IN CAPITAL STRUCTURE
ARTICLE 12 ADMINISTRATION
ARTICLE 13 EFFECTIVE AND EXPIRATION DATE
ARTICLE 14 AMENDMENT, MODIFICATION, AND TERMINATION
ARTICLE 15 GENERAL PROVISIONS
ARTHROCARE CORPORATION AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN APPENDIX FOR AUSTRIA
ARTHROCARE CORPORATION AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN APPENDIX FOR COSTA RICA
ARTHROCARE CORPORATION AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN APPENDIX FOR FRANCE
ARTHROCARE CORPORATION AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN APPENDIX FOR GERMANY
ARTHROCARE CORPORATION AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN APPENDIX FOR ITALY
ARTHROCARE CORPORATION AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN APPENDIX FOR SWEDEN
ARTHROCARE CORPORATION AMENDED AND RESTATED 2003 INCENTIVE STOCK PLAN APPENDIX FOR UNITED KINGDOM